Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of

November 19, 2021

among

AMERICAN INTERNATIONAL GROUP, INC.,

The Subsidiary Borrowers Party Hereto,

The Lenders Party Hereto,

BANK OF AMERICA, N.A.,
as Administrative Agent

and

the Several L/C Agent Party Hereto

_________________

BOFA SECURITIES, INC.,

CITIBANK, N.A.
and

JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

_____________

CITIBANK, N.A.

and

J.P. MORGAN CHASE BANK, N.A.,
as Syndication Agents

_____________

BARCLAYS BANK PLC

BNP PARIBAS

DEUTSCHE BANK SECURITIES INC.

GOLDMAN SACHS BANK USA

HSBC BANK USA, NATIONAL ASSOCIATION

MIZUHO BANK, LTD.

MORGAN STANLEY SENIOR FUNDING, INC.

PNC BANK, NATIONAL ASSOCIATION

ROYAL BANK OF CANADA

SUMITOMO MITSUI BANKING CORPORATION

U.S. BANK NATIONAL ASSOCIATION

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

TABLE OF CONTENTS

- i -

- ii -

- iii -

SCHEDULES

SCHEDULE 2.01	Commitments
SCHEDULE 9.01	Notice Information

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B-1	Form of Subsidiary Borrower Designation
EXHIBIT B-2	Form of Subsidiary Borrower Termination Notice
EXHIBIT C	Form of Promissory Note
EXHIBIT D	Forms of U.S.Tax Certificates

- iv -

CREDIT AGREEMENT dated as of November 19, 2021 among AMERICAN INTERNATIONAL GROUP, INC., the SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, BANK OF AMERICA, N.A., as Administrative Agent, and the SEVERAL L/C AGENT party hereto (this “Agreement”).

Article I

DEFINITIONS

Section 1.01.         Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.23(c).

“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 9.01, or such other address as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” means a Lender that (a) is not obligated to issue a particular Several Letter of Credit because of one or more of the events or circumstances described in Sections 2.20(a)(iii)(A) or (B), and (b) has elected not to issue such Several Letter of Credit as a result of one or more of such events or circumstances.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means each of the Administrative Agent, the Syndication Agents and the Several L/C Agent.

“Aggregate Dollar Equivalent Amount” has the meaning assigned to such term in Section 2.08(b).

“Agreed Currency” means Dollars or any Alternative Currency, as applicable.

“Agreement Currency” has the meaning assigned to such term in Section 9.18.

“Agreement Value” means, for each Swap Contract, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements and netting amounts arising out of intercompany Swap Contracts) that the Company or any Subsidiary would be required to pay if such Swap Contract were terminated on such date.

Credit Agreement

“AIG L&R” means the life and retirement business of the Company.

“Alternative Currency” means each of the following currencies: Euros, Sterling and Japanese Yen, together with each other currency (other than Dollars) that is approved in accordance with Section 1.06; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Daily Rate” means, for any day, with respect to any Borrowing denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the applicable Credit Spread Adjustment; provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in Sterling or such other Alternative Currency as has been approved in accordance with Section 1.06 (to the extent such Loans denominated in such currency will bear interest at a daily rate).

“Alternative Currency Loan” means, collectively, Alternative Currency Daily Rate Loans and Alternative Currency Term Rate Loans.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Borrowing:

(a)            denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)            denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two Business Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in Euros or Japanese Yen or such other Alternative Currency as has been approved in accordance with Section 1.06 (to the extent such Loans denominated in such currency will bear interest at a term rate).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

Credit Agreement

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate in each case acting in such capacity.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments. The Applicable Percentage of a Lender may be adjusted in accordance with the provisions of this Agreement, including as a result of a Commitment Increase under Section 2.17 and the provisions regarding Defaulting Lenders.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Index Debt Ratings as set forth below:

Company’s Senior Long-Term Unsecured Debt Ratings S&P/Moody’s	Applicable Rate for Base Rate Loans	Applicable Rate for Term SOFR Loans or Alternative Currency Loans	Letter of Credit Fee Rate	Commitment Fee Rate
Category 1 ≥ A / A2	0.000%	1.000%	0.875%	0.100%
Category 2 A- / A3	0.125%	1.125%	1.000%	0.110%
Category 3 BBB+ / Baa1	0.250%	1.250%	1.125%	0.125%
Category 4 BBB / Baa2	0.375%	1.375%	1.250%	0.150%
Category 5 < BBB- / Baa3 or unrated	0.500%	1.500%	1.375%	0.200%

Credit Agreement

For purposes of the foregoing: (i) if either Moody’s or S&P shall not have in effect an Index Debt Rating (other than by reason of the circumstances referred to in the second to last sentence of this paragraph), then such rating agency shall be deemed to have established an Index Debt Rating in Category 5; (ii) if the Index Debt Ratings established or deemed to have been established by Moody’s and S&P shall fall within different ratings levels, the Applicable Rate shall be based on the higher of the two ratings, unless one of the two ratings is two or more ratings levels lower than the other, in which case the Applicable Rate shall be determined by the reference to the rating one level below the higher of the two ratings (and, for this purpose, a rating level shall be the comparable rating level for the Moody’s rating and the S&P’s rating (i.e., ratings of A-/A3 are the same rating level)); and (iii) if any Index Debt Rating shall be changed (other than as a result of a change in the rating system of the applicable rating agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Initially, commencing on the Closing Date, the Applicable Rate shall be deemed to be in Category 3 above. Each change in the Applicable Rate shall apply to all outstanding Loans and Letters of Credit and commitment fees, as applicable, accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either rating agency shall change, or if either rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the ratings most recently in effect prior to such change or cessation. At any time an Event of Default has occurred and is continuing, the Applicable Rate shall be deemed to be in Category 5.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender as assignor and an assignee (with the consent of each Person whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.17.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.20(b)(v).

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Credit Agreement

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR plus 0.100% plus 1.00%; provided that if the sum in clause (c) would otherwise be less than zero, such sum shall be deemed to be zero. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Borrowing” means a Borrowing of a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” means any of the Company and the Subsidiary Borrowers, as the context may require, and “Borrowers” means all of the foregoing. References herein to the “applicable Borrower” with respect to any Borrowing or Loan shall refer to that Borrower to which such Loan or Borrowing is (or is to be, as applicable) made by the Lenders.

“Borrowing” means Loans of the same Type and Currency, made, converted or continued on the same date and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:

(a)            if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

Credit Agreement

(b)            if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (ii) Japanese Yen, means a day other than when banks are closed for general business in Japan; and

(c)            if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the Principal Financial Center of the country of such currency.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral” means, with respect to any Letter of Credit, deposit account balances maintained with the Administrative Agent, denominated in Dollars and pledged, as collateral, to the Administrative Agent for the benefit of the Lenders in an amount equal to the Outstanding Amount of the corresponding L/C Obligations with respect to such Letter of Credit.

“Cash Collateralize” has the meaning specified in Section 2.20(g). Derivatives of “Cash Collateralize” shall have corresponding meanings.

“Catastrophe Bond” means any note, bond or other instrument of Indebtedness or any Swap Contract or other similar agreement which has a catastrophe, weather or other risk feature linked to payments thereunder.

“Change in Control” shall be deemed to have occurred if any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company.

“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

Credit Agreement

“Closing Date” has the meaning assigned to such term in Section 4.01.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, the commitment of such Lender, (a) to make Loans in Dollars or in an Alternative Currency and (b) to issue Several Letters of Credit in Dollars or in an Alternative Currency (and to purchase participations therein to the extent provided herein), expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.06, (ii) increased from time to time pursuant to Section 2.17, and/or (iii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption (or, in the case of any Assuming Lender, the agreement entered into by such Assuming Lender under Section 2.17) pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $4,500,000,000 as of the Closing Date.

“Commitment Increase” has the meaning assigned to such term in Section 2.17.

“Commitment Increase Date” has the meaning assigned to such term in Section 2.17.

“Commitment Termination Date” means the fifth anniversary of the Closing Date (or if such date is not a Business Day, the immediately preceding Business Day).

“Commitment Termination Extension Effective Date” has the meaning assigned to such term in Section 2.23(d).

“Commitment Termination Extension Request” has the meaning assigned to such term in Section 2.23(a).

“Company” means American International Group, Inc., a Delaware corporation.

“Compensation Period” has the meaning assigned to such term in Section 2.04(b).

“Confirming Bank” means, as provided in Section 2.22 with respect to any Non-NAIC Approved Bank, any Person (including any Lender) that is a NAIC Approved Bank and that has agreed in a written agreement to confirm Several Letters of Credit with respect to which such Non-NAIC Approved Bank is an issuer, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent (such an agreement, a “Confirming Bank Agreement”).

“Confirming Bank Agreement” has the meaning assigned to such term in the definition of “Confirming Bank”.

Credit Agreement

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR, SONIA or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “Term SOFR”, “SONIA” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Company), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Net Worth” means, at any date, the total shareholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from “Consolidated Net Worth” (a) accumulated other comprehensive income (or loss) (adjusted for the Fortitude Re Adjustment Amount) and (b) all noncontrolling interests (as determined in accordance with the Statement of Financial Accounting Standards No. 160, entitled “Noncontrolling Interests in Consolidated Financial Statements”).

“Consolidated Total Capitalization” means, at any date, the sum of (a) Consolidated Total Debt plus (b) without duplication of any amount of Hybrid Securities included in the determination of Consolidated Total Debt, the aggregate amount of Hybrid Securities plus (c) Consolidated Net Worth.

“Consolidated Total Debt” means, at any date, without duplication, the sum of (a) the aggregate amount of all Indebtedness of the Company and its Subsidiaries (excluding all Operating Indebtedness of the Company and its Subsidiaries) plus (b) the aggregate amount of Hybrid Securities in excess of 15% of Consolidated Total Capitalization, in each case, determined on a consolidated basis in accordance with GAAP; provided that, the Company shall be entitled to net against clause (a) unrestricted cash of the Company that was distributed or otherwise paid to the Company from the proceeds of any incurrence of Indebtedness by AIG L&R up to a maximum amount of $8.3 billion for a period of up to 12 months following the first incurrence of any such Indebtedness.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans and such Lender’s participation in L/C Obligations at such time.

Credit Agreement

“Credit Spread Adjustment” means a percentage per annum as set forth below:

Currency	Index	one month	three month	six month
USD	Term SOFR	0.1000%	0.1500%	0.2500%
GBP	SONIA	0.0326%	N/A	N/A
EUR	EURIBOR	N/A	N/A	N/A
JPY	TIBOR	N/A	N/A	N/A

“Currency” means, with respect to any jurisdiction, the lawful money of such jurisdiction.

“Current Anniversary Date” has the meaning assigned to such term in Section 2.23(a).

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which, upon notice, lapse of time or both, would constitute an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan or an Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its obligations in respect of Letters of Credit (including participation obligations therein, if any, hereunder) or (iii) pay over to the Administrative Agent, the Several L/C Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, (x) such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or (y) such failure has been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to confirm in writing in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (including in respect of the Letters of Credit) (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent of such confirmation) or (d) has become the subject of a Bankruptcy Event or Bail-In Action.

Credit Agreement

“Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s jurisdiction of domicile with which such Insurance Subsidiary is required to file its annual statutory financial statement (including any jurisdiction of domicile deemed to be such by virtue of a “commercially domiciled” or similar standard).

“Designated Subsidiaries” means, without duplication, (a) any Subsidiary that has total assets in excess of 10% (or, solely for purposes of Section 6.01, 20%) of the consolidated total assets of the Company and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated balance sheet of the Company furnished pursuant to Section 3.05(a) or 5.01); (b) any Subsidiary formed or organized after the date hereof that owns, directly or indirectly, greater than 10% (or, solely for purposes of the Section 6.01, 20%) of the Equity Interests in any other Designated Subsidiary, in the case of each of clauses (a) and (b), as measured as of the last day of the most recent fiscal quarter for which financial statements of the Company and its consolidated subsidiaries are available; and (c) each Subsidiary Borrower (so long as it remains a Subsidiary Borrower hereunder).

“Disclosed Matters” means any matter disclosed in any Form 10-K, Form 10-Q or Form 8-K filed by the Company with the SEC during the period from and including January 1, 2021 to and including the Closing Date.

“Disclosed Tax Matters” means any matters relating to taxes set forth or accounted for in the “Federal Income Taxes” or “Income Taxes” notes, as applicable, to the Company’s consolidated financial statements in any Form 10-Q or 10-K filed by the Company with the SEC during the period from and including January 1, 2021 to and including the Closing Date.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the Several L/C Agent, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Several L/C Agent, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Several L/C Agent, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the Several L/C Agent pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

“Dollars” or “$” refers to lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction of the United States, any State thereof or the District of Columbia.

Credit Agreement

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the Several L/C Agent (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency or (c) providing such currency is impracticable for any Lender (each of clauses (a), (b) and (c), a “Disqualifying Event”), then the Administrative Agent or the Several L/C Agent, as the case may be, shall promptly notify the Lenders and the Company in writing, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent or the Several L/C Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Environmental Laws” means all federal, state, local, municipal and foreign Laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, injunctions, permits, directives, orders (including consent orders), and legally binding requirements of any Governmental Authority, in each case concerning the protection of the environment, natural resources, human health and safety as it relates to any Hazardous Materials or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities with respect to, Hazardous Materials, in each case not relating to or arising out of the insurance or reinsurance activities of the Company or the Subsidiaries.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of (a) actual or alleged compliance or noncompliance with any Environmental Law, (b) the generation, manufacture, processing, distribution, use, handling, transport, storage, treatment, recycling or disposal of, or the arrangement for such activities with respect to, any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which a liability or obligation is assumed or imposed with respect to any of the foregoing. Liabilities of the type described above arising out of the obligation of any Insurance Subsidiary with respect to its insurance operations shall not constitute “Environmental Liabilities” hereunder.

Credit Agreement

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the determination that any Plan is in “at-risk status” (within the meaning of Section 430 of the Code and Section 303 of ERISA), (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the requirement that a Plan provide a security pursuant to Section 436(f)(i) of the Code, (h) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (i) the Company or any of the Subsidiaries engaging in a non-exempt “prohibited transaction” with respect to a plan for which the Company or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable, (j) any other event or condition with respect to a Plan or Multiemployer Plan that would reasonably be expected to result in liability of the Company or any Subsidiary under Title IV of ERISA or (k) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“European Monetary Union” means the European Economic and Monetary Union.

“Event of Default” has the meaning assigned to such term in Article VII.

Credit Agreement

“Excluded Taxes” means, with respect to any payment made by any Borrower, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by gross or net income (however denominated), franchise Taxes, revenue Taxes and branch profits Taxes and taxes in lieu thereof (including value-added or similar Taxes), in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) Taxes attributable to such Recipient’s failure or inability to comply with Section 2.14(f); (c) U.S. Federal withholding Taxes from a Law in effect on the date on which (i) such Recipient acquires directly or indirectly its applicable ownership interest in the Loans, Letters of Credit, participations therein or Commitments (other than a Recipient acquiring its applicable ownership interest pursuant to Section 2.16(b)) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a Recipient with respect to its applicable ownership interest in the Loans, Letters of Credit or Commitments or to such Recipient immediately before it changed its lending office and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Commitment Termination Date” has the meaning assigned to such term in Section 2.23(a).

“Existing Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of June 27, 2017, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the several L/C agents party thereto.

“Extending Lender” has the meaning assigned to such term in Section 2.23(b).

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official governmental interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, deputy treasurer or controller of the Company.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Company or any Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that would reasonably be expected to result in the incurrence of any liability by the Company or any of the Subsidiaries, or the imposition on the Company or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

Credit Agreement

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Currency Sublimit Dollar Amount” means $1,350,000,000 as of the Closing Date, as such amount may be increased from time to time pursuant to Section 2.17.

“Foreign Currency Sublimit Increase” has the meaning assigned to such term in Section 2.17.

“Foreign Pension Plan” means any benefit plan maintained outside of the U.S. primarily for the benefit of employees working outside the U.S. that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Fortitude Re Adjustment Amount” means, at any date, the amount (if any) of cumulative unrealized gains and losses related to Fortitude Re’s Funds Withheld Assets (as such term is used in the Company’s most recent financial statement delivered in accordance with Section 5.01) as included in accumulated other comprehensive income (or loss).

“Fund” means any investment vehicle managed by the Company or an Affiliate of the Company and created in the ordinary course of the Company’s asset management business or tax credit investment business for the purpose of selling and/or holding, directly or indirectly, Equity Interests in such investment vehicle to third parties.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“GIC” means a guaranteed investment contract or funding agreement or other similar agreement issued by the Company or any of its Subsidiaries that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.

“Governmental Authority” means any federal, state, local, municipal or foreign court or governmental agency, authority, instrumentality, regulatory body (including any board of insurance, insurance department or insurance commissioner), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Credit Agreement

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means any pollutant, contaminant, waste or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, including petroleum, its derivatives, by-products and other hydrocarbons, coal ash, radon gas, asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorohydrocarbons, and any substance, waste or material regulated under any Environmental Law.

“Honor Date” has the meaning assigned to such term in Section 2.20(c)(i).

“Hybrid Securities” means any junior subordinated debt or trust preferred securities issued by the Company or any of its subsidiaries that received hybrid equity treatment from S&P and Moody’s at issuance.

“Increasing Lender” has the meaning assigned to such term in Section 2.17.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that, for purposes of this clause (e), if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of the Indebtedness of such Person in connection therewith shall be limited to the lesser of (i) the fair market value of such property and (ii) the amount of Indebtedness secured by such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and (i) all obligations of such Person in respect of bankers’ acceptances. Indebtedness shall not include: (i) any obligation of any Person to make any payment, hold funds or securities or to segregate funds or securities for the benefit of one or more third parties pursuant to any surety or fidelity bond, any insurance or reinsurance contract or program, any distribution agreement, any program administrator agreement, managing general agency agreement, third party administrator agreement, claims services agreement or similar insurance services agreement, or any annuity contract, variable annuity contract or other similar agreement or instrument (including GICs and financial guarantees), including any policyholder account, arising in the ordinary course of any such Person’s business; (ii) all other liabilities (or guarantees thereof) of any Person arising in the ordinary course of any such Person’s business as an insurance company, reinsurance company (including GICs), agency, producer or claims services company or as a provider of financial or investment services (including GICs); (iii) obligations of any Person under Swap Contracts; (iv) obligations of any Person under or arising out of any employee benefit plan, employment contract or other similar arrangement; (v) obligations of any Person under any severance or termination of employment agreement or plan; (vi) obligations of any Person in respect of the sponsorship of Catastrophe Bonds transactions; (vii) utilizing proceeds from the disposition of properties (or interests therein) generating tax credits to secure guarantee obligations to third party investors in tax credit Funds, or providing guarantees to third-party investors in tax credit Funds to protect against recapture of previously-allocated tax credits occurring after the disposition of such properties (or interests therein); or (viii) Indebtedness of Subsidiaries that are held for sale (and accounted for as such under GAAP) as of the date hereof. The Indebtedness of any Person shall include the Indebtedness of any partnership (other than Indebtedness that is nonrecourse to such Person) in which such Person is a general partner.

Credit Agreement

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Borrower under any Loan Document and (b) Other Taxes. For avoidance of doubt, Indemnified Taxes does not include Taxes imposed by applicable Law on a distribution or similar payment made by a Lender to a Person that is an owner of such Lender with respect to its ownership interest in such Lender and distributions and similar payments made by such owners to their owner.

“Indemnities” has the meaning assigned to such term in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Index Debt Rating” means, as of any date of determination, the rating as determined by S&P or Moody’s of the Index Debt.

“Insurance Subsidiary” means any Subsidiary that is required to be licensed as an insurer or reinsurer.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date, (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date, (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each month and the Maturity Date and (d) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan or an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means, (a) as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the applicable Borrower in its Borrowing Request, and (b) as to each Alternative Currency Term Rate Loan, the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Borrowing Request; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

Credit Agreement

(ii)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)            no Interest Period shall extend beyond the Maturity Date.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590), or such later version thereof as may be in effect at the time of issuance of such Letter of Credit.

“Japanese Yen” means the lawful currency of Japan.

“Joint Lead Arrangers” means the Joint Lead Arrangers and Joint Bookrunners listed on the cover page of this Agreement.

“Judgment Currency” has the meaning assigned to such term in Section 9.18.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unpaid Unreimbursed Amounts. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP or Article 36 of the UCP (if applicable thereto), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. For purposes of determining the L/C Obligations held by any Lender at any time, such Lender shall be deemed to hold an amount equal to the sum of (a) the aggregate amount of such Lender’s direct obligation in all outstanding Several Letters of Credit, (b) its participations (if any) in all outstanding Several Letters of Credit and (c) its Applicable Percentage of all unpaid Unreimbursed Amounts at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an instrument executed by such Person pursuant to Section 2.17, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption; provided that, as the context requires, “Lenders” shall include the Several L/C Agent and each Limited Fronting Lender (if any).

“Letter of Credit” means any standby letter of credit issued hereunder.

Credit Agreement

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Several L/C Agent.

“Letter of Credit Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Several L/C Agent and the Company (and, if applicable, any Subsidiary named as an applicant in the Letter of Credit Application) or entered into by the Company (or, if applicable, any Subsidiary) in favor of the Several L/C Agent and relating to any such Letter of Credit.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Fronting Lender” means, as provided in Section 2.20(k), (a) any Lender (so long as it is not an Affected Lender with respect to a particular Several Letter of Credit) that agrees that it shall be an issuer with respect to any Affected Lender’s Applicable Percentage of a particular Several Letter of Credit or (b) any Lender which is a NAIC Approved Bank that agrees that it shall be an issuer with respect to any Non-NAIC Approved Bank’s Applicable Percentage of Several Letters of Credit outstanding and/or issued during the period that such Non-NAIC Approved Bank is a Non-NAIC Approved Bank, in each case pursuant to a Limited Fronting Lender Agreement.

“Limited Fronting Lender Agreement” has the meaning assigned to such term in Section 2.20(k).

“Limited Recourse Real Estate Indebtedness” means Indebtedness of any Subsidiary of the Company secured by Liens on any of its real property (including investments in real property) and certain personal property related thereto; provided that (i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating such Liens or providing for such Indebtedness shall be limited to such real property and personal property relating thereto; and (ii) such holder may not under the instrument creating such Lien or providing for such Indebtedness collect by levy of execution or otherwise against property of such Subsidiary (other than such real property and personal property relating thereto directly securing such Indebtedness) if such Subsidiary fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in “non-recourse” real estate transactions.

“Loan Documents” means, collectively, this Agreement, the promissory notes (if any) executed and delivered pursuant to Section 2.07(e), each Subsidiary Borrower Designation and the Letter of Credit Documents.

“Loan Parties” means, collectively, the Company and the Subsidiary Borrowers.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to Section 2.01.

“Local Time” means(a) in the case of Loans denominated in any Alternative Currency, London time and (b) in all other cases, New York City time.

“Margin Stock” means “margin stock” within the meaning of Regulation T, Regulation U and Regulation X.

Credit Agreement

“Material Adverse Change” means a material adverse effect on (a) the business, assets, property or financial condition of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans, reimbursement obligations in respect of the Letters of Credit and any Limited Recourse Real Property Indebtedness), or obligations in respect of one or more Swap Contracts, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $750,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Contract at any time shall be the Agreement Value of such Swap Contract at such time.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

“NAIC Approved Bank” means a bank or trust company (which shall not be an affiliate of the Company) that is listed on the most current “List of Qualified U.S. Financial Institutions” approved by the NAIC; provided that if such bank or trust company is not a U.S. Person, such bank or trust company is acting through the United States branch of such bank or trust company listed on such “List of Qualified U.S. Financial Institutions”.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.23(b).

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.20(b)(v).

“Non-NAIC Approved Bank” means, at any time, any Lender that is not a NAIC Approved Bank.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Notice Date” has the meaning assigned to such term in Section 2.23(b).

Credit Agreement

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company and the other Loan Parties arising under any Loan Document or otherwise with respect to any Loans (including with respect to principal, interest, fees and other amounts payable by the Loan Parties thereunder) or Letters of Credit (including all L/C Obligations), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company, any other Loan Party or any Affiliate thereof of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization naming such Person as the debtor in such case, proceeding or action, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Indebtedness” of any Person means, at any date, without duplication, any Indebtedness of such Person (a) in respect of AXXX, XXX and other similar life reserve requirements, (b) incurred in connection with repurchase agreements and securities lending, (c) to the extent the proceeds of which are used directly or indirectly (including for the purpose of funding portfolios that are used to fund trusts in order) to support AXXX, XXX and other similar life reserves, (d) to the extent the proceeds of which are used to fund discrete customer-related assets or pools of assets (and related hedge instruments and capital) that are at least notionally segregated from other assets and have sufficient cash flow to pay principal and interest thereof, with insignificant risk of other assets of such Person being called upon to make such principal and interest payments, (e) in respect of the “Borrowings Supported by Assets” (in the case of the Company), (f) in respect of the “Debt of Consolidated Investment Entities” (in the case of the Company), (g) consisting of loans and other obligations owing to Federal Home Loan Banks or (h) that is otherwise treated as “operating indebtedness” and excluded from financial leverage by both S&P and Moody’s in their evaluation of such Person.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection solely arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes or Taxes imposed with respect to an assignment or participation.

“Outstanding Amount” means, with respect to any L/C Obligations on any date, the amount of such L/C Obligations at the close of business on such date after giving effect to any issuance, amendment or extension of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including such changes resulting from any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning assigned to such term in Section 9.04(c).

Credit Agreement

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating L/C Issuer” means, from time to time with respect to each Several Letter of Credit, each Affected Lender or Non-NAIC Approved Bank, as applicable, for whose Applicable Percentage a Limited Fronting Lender has agreed to be liable as an issuer.

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage Obligation” has the meaning assigned to such term in Section 2.20(b)(iii).

“Permitted Encumbrances” means (a) Liens for taxes, assessments and governmental charges not yet due or that are being contested in good faith by appropriate proceedings; (b) bankers’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings; (c) pledges and deposits made in compliance with workmen’s compensation, unemployment insurance and other social security Laws; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Subsidiary Borrower; and (f) Liens arising in the ordinary course of business on operating accounts (including deposit accounts and any related securities accounts) maintained by the Company or any Subsidiary Borrower, including bankers’ Liens and rights of setoff arising in connection therewith; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) the Several L/C Agent and (c) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. Federal tax purposes, a Person treated as a beneficial owner thereof for U.S. Federal tax purposes).

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

Credit Agreement

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants and other professional advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, pumping, emptying, escaping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, at, to, under, from or upon any building, structure, facility or fixture.

“Relevant Rate” means with respect to any Borrowing denominated in (a) Dollars, SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR and (d) Japanese Yen, TIBOR, as applicable.

“Removal Effective Date” has the meaning assigned to such term in Section 8.06(b).

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that the Credit Exposures and unused Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” has the meaning assigned to such term in Section 2.15(f).

“Resignation Effective Date” has the meaning assigned to such term in Section 8.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any executive officer or Financial Officer of the Company and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“S&P” means Standard & Poor’s Financial Services LLC.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive sanctions program that extends beyond any list of Sanctioned Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom or the European Union, which as of the date of this Agreement would be Crimea, Cuba, Iran, North Korea and Syria.

Credit Agreement

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom or the European Union, (b) any Person located, organized or resident in, or the government of, a Sanctioned Country or the Government of Venezuela or (c) any Person owned or controlled by any such Person described in clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) the Australian Department of Foreign Affairs and Trade. For the avoidance of doubt, the term “sanctions” shall not include any withholding tax under FATCA.

“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the domicile of such Insurance Subsidiary for the preparation of annual statements and other financial reports of such Insurance Subsidiary, which are applicable to the circumstances as of the date of filing of such statement or report.

“Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.11(b)(ii).

“SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

“Securities Transactions” means (a) securities lending arrangements, (b) repurchase and reverse repurchase arrangements with respect to securities and financial instruments and (c) other similar arrangements.

“Separation” means the separation of AIG L&R from the Company.

“Several L/C Agent” means Bank of America, in its capacity as agent and attorney-in-fact for the Lenders in issuing and amending Several Letters of Credit, or any successor in such capacity.

“Several Letter of Credit” means any Letter of Credit issued severally by the Lenders.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“Sterling” means the lawful currency of the United Kingdom.

Credit Agreement

“subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or managing limited liability company interests (as applicable) are, at the time any determination is being made, owned, Controlled or held directly or indirectly by such parent; provided that no Fund shall be a “subsidiary” for the purpose hereof.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Subsidiary Borrower” mean each Subsidiary of the Company that shall become a Subsidiary Borrower pursuant to Section 2.19, so long as such Subsidiary shall remain a Subsidiary Borrower hereunder. As of the date hereof, there are no Subsidiary Borrowers party hereto.

“Subsidiary Borrower Designation” means a Subsidiary Borrower Designation entered into by the Company and the applicable Subsidiary of the Company, pursuant to which such Subsidiary shall (subject to the terms and conditions of Section 2.19) be designated as a Borrower hereunder, substantially in the form of Exhibit B-1 or any other form approved by the Administrative Agent.

“Subsidiary Borrower Termination Notice” has the meaning assigned to such term in Section 2.19(c).

“Successor Rate” has the meaning specified in Section 2.11(b).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, emission rights, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that Swap Contracts shall not include (i) any right, option, warrant or other award made under an employee benefit plan, employment contract or other similar arrangement or (ii) any right, warrant or option or other convertible or exchangeable security or other instrument issued by the Company or any Subsidiary or Affiliate of the Company or any Subsidiary for capital raising purposes.

“Syndication Agents” means the Syndication Agents listed on the cover page of this Agreement.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

Credit Agreement

“Term SOFR” means:

(a)            for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the applicable Credit Spread Adjustment for such Interest Period; and

(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on the definition of “Term SOFR”.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Term SOFR Replacement Date” has the meaning assigned to such term in Section 2.11(b)(I).

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR, Alternative Currency Term Rate, Alternative Currency Daily Rate or the Base Rate.

“UCP” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance of a Letter of Credit or such earlier version thereof as may be required by the applicable Governmental Authority or beneficiary.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.20(c)(i).

“U.S.” or “United States” means the United States of America.

Credit Agreement

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.14(f)(ii)(D)(2).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means each Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.     Terms Generally; Provisions Relating to the European Monetary Union. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as from time to time amended, supplemented or otherwise modified, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Credit Agreement

(b)            Each obligation hereunder of any party hereto that is denominated in a Currency of a country that is not a Participating Member State on the date hereof shall, effective from the date on which such country becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union, provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euro or such Currency, such party shall be entitled to pay or repay such amount either in Euro or in such Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Alternative Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Alternative Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such country becomes a Participating Member State, provided that, with respect to any Borrowing or Letter of Credit denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Borrowers to the Lenders and of the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time agree in writing with the Borrower as shall be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the date hereof.

Section 1.03.     Accounting Terms and Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything herein to the contrary, whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect).

Section 1.04.     Currencies; Currency Equivalents. At any time, any reference in the definition of the term “Alternative Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as otherwise expressly provided in this Agreement, for purposes of determining (i) whether the amount of any Borrowing, together with all other Borrowings then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Commitments, (ii) the aggregate unutilized amount of the Commitments, (iii) the outstanding aggregate principal amount of Borrowings and (iv) the Credit Exposure, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing or Letter of Credit, as applicable, determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term “Interest Period”) or issuance of such Letter of Credit, as the case may be. Wherever in this Agreement in connection with a Borrowing, Loan or Letter of Credit an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

Credit Agreement

Section 1.05.     Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to any Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Section 1.06.      Additional Alternative Currencies.

(a)            The Company may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and each Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the Several L/C Agent and each Lender.

(b)            Any such request shall be made to the Administrative Agent not later than 11:00 a.m., fifteen (15) Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Several L/C Agent, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Several L/C Agent shall promptly notify the Lenders thereof. Each Lender shall notify the Administrative Agent or the Several L/C Agent, as applicable, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)            Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans. If the Several L/C Agent and the Lenders consent to the issuance of Letters of Credit in such requested currency, the Several L/C Agent shall so notify the Company and (iii) the Several L/C Agent and the Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (iv) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent or the Several L/C Agent, as applicable, shall fail to obtain consent to any request for an additional currency under this Section 1.06, such Agent shall promptly so notify the Company.

Credit Agreement

Article II

THE CREDITS

Section 2.01.     Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans in Dollars or in any Alternative Currency to one or more of the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment, (ii) the total Credit Exposures exceeding the total Commitments or (iii) the Dollar Equivalent of the total Credit Exposure (net of any amounts Cash Collateralized with respect thereto) denominated in an Alternative Currency exceeding the Foreign Currency Sublimit Dollar Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Loans.

Section 2.02.     Loans and Borrowings.

(a)            Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type and Currency made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)            Type of Loans. Subject to Section 2.11, each Borrowing shall be comprised entirely of Base Rate Loans, Term SOFR Loans or Alternative Currency Loans denominated in a single Currency as the applicable Borrower may request in accordance herewith. Each Base Rate Loan and each Term SOFR Loan shall be denominated in Dollars. Each Lender at its option may make any Term SOFR Loan or Alternative Currency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)            Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans or at the time that each Alternative Currency Daily Rate Loan is made, such Borrowing shall be in an aggregate amount of $10,000,000 or a larger multiple of $1,000,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000; provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an Unreimbursed Amount as contemplated by Section 2.20(c)(i). Borrowings of more than one Type and Currency may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Borrowings of Term SOFR Loans or Alternative Currency Loans outstanding.

Credit Agreement

(d)            Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert to or continue as a Borrowing of Term SOFR Loan or Alternative Currency Term Rate Loan, any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

Section 2.03.      Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone or in writing (a) in the case of a Borrowing of Term SOFR Loans, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Borrowing of Alternative Currency Loans, not later than 11:00 a.m., London Time, three Business Days before the date of the proposed Borrowing or (c) in the case of a Base Rate Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, in the case of telephonic Borrowing Requests, shall be confirmed promptly (but, in the case of a Base Rate Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing) by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower and (if such Borrower is not the Company) the Company. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the identity of the applicable Borrower;

(ii)            the aggregate amount and Currency of the requested Borrowing;

(iii)            the date of such Borrowing, which shall be a Business Day;

(iv)            whether such Borrowing is to be a Base Rate Borrowing or a Borrowing of Term SOFR Loans or Alternative Currency Loans;

(v)            in the case of a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)            the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Currency of a Borrowing is specified, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing, unless an Alternative Currency has been specified, in which case the requested Borrowing shall be a Borrowing of Alternative Currency Loans denominated in such Alternative Currency. If no Interest Period is specified with respect to any requested Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section (but, in the case of a Base Rate Borrowing, not later than 11:30 a.m., New York City time, on the date of the requested Borrowing, provided that the Administrative Agent shall have received a written Borrowing Request for such Borrowing not later than 10:00 a.m., New York City time, on such date), the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Credit Agreement

Section 2.04.         Funding of Borrowings.

(a)          Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of Same Day Funds by 12:00 noon (or, in the case of a Base Rate Borrowing, 2:00 p.m.), Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by crediting the amounts so received within two hours of receipt from the Lenders, in like funds, to an account of such Borrower or the Company maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request.

(b)          Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then each of the applicable Lender and the applicable Borrower severally agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent (the “Compensation Period”), at (A) in the case of a payment to be made by such Lender, the greater of (i) the Federal Funds Rate from time to time in effect and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to Base Rate Loans or, in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which the Administrative Agent, any Lender or any Borrower may have against any other Lender as a result of any default by such Lender hereunder.

Section 2.05.         Interest Elections.

(a)          Elections by Borrowers for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, shall have the Interest Period specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, may elect the Interest Period therefor, all as provided in this Section, provided, however, that (i) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (ii) no Borrowing of Alternative Currency Loans may be continued if, after giving effect thereto, the total Credit Exposures (net of any amounts Cash Collateralized with respect thereto) would exceed the total aggregate Commitments or the Dollar Equivalent of the total Credit Exposures (net of any amounts Cash Collateralized with respect thereto) denominated in any Alternative Currency would exceed the Foreign Currency Sublimit Dollar Amount, and (iii) a Borrowing of Alternative Currency Loans may not be converted to a Borrowing of a different Type. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

Credit Agreement

(b)          Notice of Elections. To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone or in writing by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, in the case of telephonic Interest Election Requests, shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower and (if such Borrower is not the Company) the Company.

(c)          Information in Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)           the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)         whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be a Base Rate Borrowing or a Borrowing of Term SOFR Loans; and

(iv)          if the resulting Borrowing is a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          Failure to Elect; Events of Default. If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Borrowing of Term SOFR Loans prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Borrowing of Alternative Currency Term Rate Loans prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Borrowing of Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Borrowing of Term SOFR Loans, (ii) unless repaid, each Borrowing of Term SOFR Loans shall automatically be converted to a Base Rate Borrowing at the end of the Interest Period therefor and (iii) no Borrowing of Alternative Currency Term Rate Loans may have an Interest Period of more than one month’s duration.

Credit Agreement

Section 2.06.        Termination and Reduction of Commitments.

(a)          Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

(b)          Voluntary Termination or Reduction. The Company may at any time terminate the Commitments or from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $10,000,000 or a larger multiple of $1,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, (x) the total Credit Exposure would exceed the total Commitments or (y) the Dollar Equivalent of the total Credit Exposures (net of any amounts Cash Collateralized with respect thereto) denominated in any Alternative Currency would exceed the Foreign Currency Sublimit Dollar Amount. Notwithstanding the termination of the Commitments, this Agreement shall not terminate, and the obligations of the Loan Parties under this Agreement shall continue in full force and effect until such time as all principal of or accrued interest on the Loans, all Unreimbursed Amounts and all fees and other amounts payable under this Agreement or any other Loan Document have been paid in full and no Letters of Credit are outstanding.

(c)          Notice of Voluntary Termination or Reduction. The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.07.          Repayment of Loans; Evidence of Debt.

(a)          Repayment. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans made to such Borrower on the Commitment Termination Date.

(b)          Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts and Currency of principal and interest payable and paid to such Lender by such Borrower from time to time hereunder.

(c)          Maintenance of Loan Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to a Borrower hereunder, the Type and Currency thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

Credit Agreement

(d)          Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the records of the Administrative Agent and the records of a Lender, the records of the Administrative Agent shall control absent manifest error.

(e)          Promissory Notes. Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C or any other form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.08.         Prepayment of Loans.

(a)          Optional Prepayments. Each applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing made to such Borrower in whole or in part, subject to the requirements of paragraph (d) of this Section.

(b)          Mandatory Prepayments in respect of Currency Fluctuations. If the Administrative Agent notifies the Company in writing at any time that the Dollar Equivalent of the total Credit Exposures (net of any amounts Cash Collateralized with respect thereto) denominated in any Alternative Currency as of such determination date (the “Aggregate Dollar Equivalent Amount”) exceeds 110% of the Foreign Currency Sublimit Dollar Amount, the Borrowers shall, within five Business Days after receipt of such notice from the Administrative Agent, prepay Loans and/or Unreimbursed Amounts denominated in a Foreign Currency, and/or provide Cash Collateral in respect of Letters of Credit denominated in a Foreign Currency in accordance with Section 2.20(g), such allocation to be determined by the Company in its sole discretion, in an aggregate amount such that immediately after giving effect thereto, the Dollar Equivalent of the total Credit Exposures (net of any amounts Cash Collateralized with respect thereto) denominated in any Alternative Currency shall not exceed the Foreign Currency Sublimit Dollar Amount. If the Administrative Agent notifies the Company in writing that, on the date of such determination, the Dollar Equivalent of the total Credit Exposures (net of any amounts Cash Collateralized with respect thereto) of the Lenders exceeds 105% of the total aggregate Commitments, the Borrowers shall, within five Business Days after receipt of such notice from the Administrative Agent, prepay Loans and/or Unreimbursed Amounts (whether denominated in Dollars or Foreign Currencies) and/or provide Cash Collateral in respect of Letters of Credit (whether denominated in Dollars or Foreign Currencies) in accordance with Section 2.20(g), such allocation to be determined by the Company in its sole discretion, in an aggregate amount such that immediately after giving effect thereto, the Dollar Equivalent of the total Credit Exposure (net of any amounts Cash Collateralized with respect thereto) of the Lenders shall not exceed the total aggregate Commitments.

Credit Agreement

(c)          Cash Collateral. At any time that amounts are Cash Collateralized pursuant to the foregoing paragraph, the Company may reasonably request (but not more than once per calendar week) the Administrative Agent make the determinations contemplated in the foregoing paragraph. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Company. Any such Cash Collateralized amounts shall be released to the applicable Borrower within two Business Days of such determination so long as immediately after giving effect thereto both (i) the Dollar Equivalent of the total Credit Exposures denominated in a Foreign Currency (net of any amounts Cash Collateralized with respect thereto) shall not exceed the Foreign Currency Sublimit Dollar Amount and (ii) the Dollar Equivalent of the total Credit Exposures (net of any amounts Cash Collateralized with respect thereto) shall not exceed the total aggregate Commitments.

(d)          Notices, Etc. The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) or in writing of any prepayment hereunder (i) in the case of prepayment of any Borrowing of Term SOFR Loans, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment (which shall be a Business Day); (ii) in the case of prepayment of a Borrowing of Alternative Currency Loans, not later than 11:00 a.m., London Time, three Business Days before the date of prepayment; or (iii) in the case of prepayment of any Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment (which shall be a Business Day). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, a notice of optional prepayment may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial optional prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10, together with amounts, if any, payable pursuant to Section 2.13.

Section 2.09.          Fees.

(a)          Commitment Fees. The Company agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the Closing Date to but excluding the earlier of the date such Commitment terminates or the Commitment Termination Date. Accrued commitment fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.

(b)          Letter of Credit Fees. The Company shall pay to the Administrative Agent for account of each Lender a Letter of Credit fee, which shall accrue at a rate per annum equal to the Applicable Rate for Letter of Credit fees in effect from time to time on such Lender’s Applicable Percentage of the daily maximum amount available to be drawn under all Letters of Credit outstanding from time to time. Letter of Credit fees shall be payable quarterly in arrears on the first Business Day of each calendar quarter following any calendar quarter in which a Letter of Credit is outstanding; provided that all such fees shall be payable on the earlier of the date on which the Commitment terminates and the Commitment Termination Date, and any such fees accruing thereafter (so long as any Letter of Credit or L/C Obligation remains outstanding) shall be payable on demand. Notwithstanding anything to the contrary contained herein, while any Event of Default under clause (g) or (h) of Article VII exists and, upon the request of the Required Lenders, while any other Event of Default exists, all such Letter of Credit fees shall accrue at the Default Rate.

Credit Agreement

(c)          Documentary and Processing Charges. The Company shall pay directly to the Several L/C Agent for its own account the customary issuance, presentation, amendment and other processing fees, and other standard and reasonable costs and charges, of the Several L/C Agent relating to each Letter of Credit as from time to time in effect.

(d)          Administrative Agent Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(e)          Payment of Fees; Computation of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, as applicable, to the Person or Persons entitled thereto. Fees paid shall not be refundable under any circumstances. All fees payable under paragraph (a) or (b) of this Section shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.10.         Interest.

(a)          Base Rate Loans. The Loans constituting each Base Rate Borrowing shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)          Non-Base Rate Loans.

(i)           Term SOFR Loans. The Loans constituting each Borrowing of Term SOFR Loans shall bear interest at a rate per annum equal to the Term SOFR for the Interest Period for such Borrowing plus the Applicable Rate.

(ii)          Alternative Currency Daily Rate Loans. The Loans constituting each Borrowing of Alternative Currency Daily Rate Loans shall bear interest at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate.

(iii)         Alternative Currency Term Rate Loans. The Loans constituting each Borrowing of Alternative Currency Term Rate Loans shall bear interest at a rate per annum equal to the Alternative Currency Term Rate for the Interest Period for such Borrowing plus the Applicable Rate.

(c)          Default Interest. If any amount of principal of any Loan, interest or any other amount payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Without duplication of amounts payable under the preceding sentence, while any Event of Default pursuant to clause (g) or (h) of Article VII exists and, upon request by the Required Lenders, while any other Event of Default exists, the applicable Borrower shall pay interest on the principal amount of all outstanding Loans made to such Borrower at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(d)          Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

Credit Agreement

(e)          Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Base Rate at times when the Base Rate is based on clause (b) of the definition of Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest on Loans denominated in Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Base Rate, Term SOFR, Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11.          Inability to Determine Rates.

(a)          If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 2.11(b), and the circumstances under clause (i) of Section 2.11(b) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in the Agreed Currency for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (in each case to the extent of the affected Term SOFR Loans, Alternative Currency Loans or Interest Periods or determination date(s), as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.11(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans (to the extent of the affected Alternative Currency Loans or Term SOFR Loans or Interest Periods or determination date(s), as applicable) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period and (B) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.

Credit Agreement

(b)          Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i)           adequate and reasonable means do not exist for ascertaining (x) one month, three month and six month interest periods of Term SOFR, including, without limitation because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary or (y) the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)          (x) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date or (y) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Agreed Currency shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Agreed Currency (the latest date on which all tenors of the Relevant Rate for such Agreed Currency are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(iii)         syndicated loans currently being executed and agented in the U.S. are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Agreed Currency;

then,

(I) in the case of events or circumstances of the type described in Section 2.11(b)(i), (ii) or (iii) affecting Term SOFR, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the Credit Spread Adjustment that would be applicable to a Term SOFR Loan with an Interest Period of one month and, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, and all interest payments on Loans with a Successor Rate of Daily Simple SOFR plus the applicable Credit Spread Adjustment will be payable on a monthly basis; or

Credit Agreement

(II) (x) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (y) if the events or circumstances of the type described in Section 2.11(b)(i), (ii) or (iii) affecting a Relevant Rate other than Term SOFR or any Successor Rate are then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 2.11 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent (in consultation with the Company).

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

(c)          For purposes of this Section 2.11, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

Credit Agreement

Section 2.12.         Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, deposit insurance charge or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender;

(ii)          impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans or Alternative Currency Loans made by such Lender;

(iii)         subject any Recipient to any Taxes (other than (A) Taxes under FATCA, (B) Indemnified Taxes, (C) Other Connection Taxes on gross or net income, profits, franchise or revenues or taxes in lieu thereof (including value-added or similar Taxes) and (D) Taxes described in clauses (b) through (c) of the definition of Excluded Taxes) on its Loans (including principal amount thereof), Letters of Credit (or participations in Letters of Credit), Commitments or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv)         cause or deem Letters of Credit to be held on the books of any Lender as assets and/or deposits;

and the result of any of the foregoing shall be to increase the cost to such Lenders or such other Recipient of making or maintaining any Term SOFR Loan or Alternative Currency Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lenders or such other Recipient of its obligation to issue or participate in, or of issuing, maintaining or participating in, any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made or the Letters of Credit issued (or participated in) by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity, as applicable), then from time to time the Company will pay to such Lender in Dollars such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts in Dollars necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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(d)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13.        Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan or Alternative Currency Loan on a day other than the last day of an Interest Period or the relevant Interest Payment Date therefor (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan or Alternative Currency Loan other than on the last day of an Interest Period or the relevant Interest Payment Date therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(d) and is revoked in accordance therewith), or (d) the assignment of any Term SOFR Loan or Alternative Currency Loan other than on the last day of an Interest Period or relevant Interest Payment Date therefor as a result of a request by the Company pursuant to Section 2.16, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term SOFR Loan or Alternative Currency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period or the relevant Interest Payment Date, as applicable, for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period or comparable monthly period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to Term SOFR, Alternative Currency Term Rate or Alternative Currency Daily Rate, as applicable, for such Loan, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for deposits in the relevant Currency from other banks in the Term SOFR or Alternative Currency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and (if such Borrower is not the Company) the Company and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14.         Taxes.

(a)          Withholding of Taxes; Gross-Up. Each payment by any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, unless such withholding is required by applicable Law (which, for purposes of this Section, shall include FATCA). If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to deduct or withhold Taxes, then such Withholding Agent may so deduct or withhold and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such deduction or withholding (including such deduction or withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by Loan Parties. Each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

Credit Agreement

(c)          Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)          Indemnification by Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 2.14(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(d) shall be paid within 10 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 2.14(d) on behalf of any of its beneficial owners, an indemnity payment under this Section 2.14(d) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.

(e)          Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and the Loan Parties for any Excluded Taxes, in each case attributable to such Lender that are paid or payable by the Administrative Agent or the applicable Loan Party (as applicable) in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(e) shall be paid within 10 days after the Administrative Agent or the applicable Loan Party (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes or Excluded Taxes so paid or payable by the Administrative Agent or the applicable Loan Party (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)           Status of Lenders. (i)  Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent, at the time such Lender becomes a Lender hereunder or at times prescribed by Law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding, unless a Change in Law prevents such Lender from legally being able to complete, execute or deliver such form. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

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(ii)          Without limiting the generality of the foregoing, if any Loan Party is a U.S. Person, any Lender with respect to such Loan Party shall, if it is legally eligible to do so, deliver to such Loan Party and the Administrative Agent (in such number of originals reasonably requested by such Loan Party and the Administrative Agent), on or prior to the date on which such Lender becomes a party hereto, duly completed and executed originals of whichever of the following is applicable:

(A)          in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)          in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty, (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty and (3) with respect to FATCA, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from withholding tax;

(C)          in the case of a Non-U.S. Lender for whom payments under the Loan Documents constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)          in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E (as applicable) (which shall also establish an exemption from withholding tax under FATCA) and (2) a certificate substantially in the applicable form attached as part of Exhibit D (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)           in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)          any other form prescribed by Law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the applicable Loan Party or the Administrative Agent to determine the amount of Tax (if any) required by Law to be withheld.

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(iii)         If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)          Treatment of Certain Refunds. If any Lender or the Administrative Agent reasonably determines that it has received a refund, in cash or applied as an offset against other cash tax liability, of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), such indemnified party shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus, for the avoidance of doubt, any interest imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.14(g) to the extent such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.14(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

Section 2.15.          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)          Payments by Borrowers. Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or Unreimbursed Amounts, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 1:00 p.m. (or, in the case of Section 2.20(c), 2:00 p.m.), Local Time, on the date when due, in Same Day Funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder (including commitment fees, payments required under Section 2.07 relating to any Loan denominated in Dollars, and payments required under Section 2.08 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.08, which are payable in such Foreign Currency) (except to the extent otherwise provided therein) shall be made in Dollars.

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(b)          Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unreimbursed Amounts, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and Unreimbursed Amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unreimbursed Amounts then due to such parties.

(c)          Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or any Unreimbursed Amount or interest thereon resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon or Unreimbursed Amounts and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or L/C Obligations, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and their respective Unreimbursed Amounts; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or interests in Letters of Credit to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(d)          Presumptions of Payment. Unless the Administrative Agent shall have received notice (which notice shall be effective upon receipt) from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

(e)          Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d), 2.20(c) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

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(f)            With respect to any payment that the Administrative Agent makes for the account of the Lenders or Participating L/C Issuers hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the applicable Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (f) shall be conclusive, absent manifest error.

(g)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

Section 2.16.      Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If (i) any Lender requests compensation under Section 2.12, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14 or (iii) any Lender becomes a Defaulting Lender, an Affected Lender or a Non-NAIC Approved Bank, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall be effected in accordance with and subject to the restrictions contained in Section 9.04 and such assignee (if not a Lender) shall have been approved by the Administrative Agent (which approval shall not unreasonably be withheld, conditioned or delayed), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Unreimbursed Amounts owing to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, Unreimbursed Amounts and accrued interest and fees) or the Company (in the case of all other amounts), (C) with respect to an assignment as a result of clause (iii) above, the assignment fee shall be paid to the Administrative Agent by the Company and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply (including, in the case of clause (iii) above with respect to any Non-NAIC Approved Bank, if, prior thereto, such Lender complies with Section 2.22(a)).

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Section 2.17.      Increase in Commitments. The Company may, at any time after the Closing Date by notice to the Administrative Agent, propose an increase in the total Commitments hereunder (each such proposed increase being a “Commitment Increase”) either by having a Lender increase its Commitment then in effect (each an “Increasing Lender”) or by having a Person which is not then a Lender become a party hereto as a Lender with a new Commitment hereunder (each an “Assuming Lender”), in each case, with the approval of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that each Assuming Lender shall be a NAIC Approved Bank or any other Person which shall have in effect a Confirming Bank Agreement or Limited Fronting Lender Agreement, in each case, with a Person or Lender, as applicable, which is a NAIC Approved Bank. Such notice shall specify (i) the name of each Increasing Lender and/or Assuming Lender, as applicable, (ii) the amount of the Commitment Increase and the portion thereof being committed to by each such Increasing Lender or Assuming Lender, (iii) the date on which such Commitment Increase is to be effective (a “Commitment Increase Date”) (which shall be a Business Day at least five Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date) and (iv) the Company’s election whether to increase the Foreign Currency Sublimit Dollar Amount as provided below.

Each Commitment Increase shall be subject to the following additional conditions:

(i)            unless the Administrative Agent otherwise agrees, the Commitment of any Assuming Lender as part of any Commitment Increase shall be in a minimum amount of at least $25,000,000;

(ii)            unless the Administrative Agent otherwise agrees, each Commitment Increase shall be in an amount of at least $25,000,000;

(iii)            immediately after giving effect to any Commitment Increase, the aggregate amount of Commitment Increases hereunder shall not exceed $500,000,000;

(iv)            no Default has occurred and is continuing on the relevant Commitment Increase Date or shall result from any Commitment Increase; and

(v)            the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of such representations and warranties qualified as to materiality, in all respects) on and as of the relevant Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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In connection with any Commitment Increase, the Company may, at its option, elect to ratably increase the Foreign Currency Sublimit Dollar Amount in proportion to the amount of such Commitment Increase (each such proposed increase being a “Foreign Currency Sublimit Increase”).

Each Commitment Increase (and the increase of the applicable Commitment of each Increasing Lender and/or the new Commitment of each Assuming Lender, as applicable, resulting therefrom), and if elected by the Company, the corresponding Foreign Currency Sublimit Increase, shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, of (a) a certificate of a Responsible Officer stating that the conditions with respect to such Commitment Increase under this Section have been satisfied and (b) an agreement, in form and substance reasonably satisfactory to the Company and the Administrative Agent, pursuant to which, effective as of such Commitment Increase Date, each such Increasing Lender and/or such Assuming Lender, as applicable, shall provide its Commitment (or an increase of its applicable Commitment, as applicable), duly executed by each such Lender and the Borrowers and acknowledged by the Administrative Agent. Upon the Administrative Agent’s receipt of a fully executed agreement from each such Increasing Lender and/or Assuming Lender, together with such certificate of such Responsible Officer, the Administrative Agent shall record the information contained in such agreement in the Register and give prompt notice of the relevant Commitment Increase and if elected by the Company, the corresponding Foreign Currency Sublimit Increase, to the Company and the Lenders (including, if applicable, each Assuming Lender). On each Commitment Increase Date, if there are Loans then outstanding, each applicable Borrower shall simultaneously (i) prepay in full the outstanding Loans made to such Borrower immediately prior to giving effect to the relevant Commitment Increase in accordance with Section 2.08 and (ii) at such Borrower’s option in accordance with this Agreement, such Borrower may request to borrow new Loans from all the relevant Lenders (including, if applicable, any Assuming Lender) such that, after giving effect thereto, the Loans are held ratably by the relevant Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase).

Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase any of its Commitments hereunder and any election to do so shall be in the sole discretion of such Lender.

Section 2.18.      Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which it is a Defaulting Lender (and the Company shall not be required to pay any such fee that would otherwise have been required to have been paid to such Defaulting Lender);

(b)            the Commitments and Credit Exposures of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); except that (i) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; and

(c)            with respect to any Several Letter of Credit and/or the L/C Obligations,

Credit Agreement

(i)            such Defaulting Lender shall not be entitled to receive any Letter of Credit fee pursuant to Section 2.09(b) for any period during which it is a Defaulting Lender (and (except as provided in clause (c)(iii) below) the Company shall not be required to pay any such fee that would otherwise have been required to have been paid to such Defaulting Lender);

(ii)            subject to the condition that no Default has occurred and is continuing, with respect to any Several Letter of Credit outstanding at the time such Lender becomes a Defaulting Lender (other than any Several Letter of Credit with respect to which another Lender has agreed to act as the Limited Fronting Lender for such Defaulting Lender), with the consent of the beneficiary thereunder to the extent required by the terms thereof or under applicable Law, (i) all or any portion of the L/C Obligations held by such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of the aggregate Credit Exposure of Non-Defaulting Lenders plus the Outstanding Amount of the L/C Obligations held by such Defaulting Lender shall not exceed the total Commitments of the Non-Defaulting Lenders (except as provided in Section 2.20(k) for Limited Fronting Lenders) and (B) the aggregate Credit Exposure of each Non-Defaulting Lender shall not exceed the respective Commitment of such Non-Defaulting Lender (except as provided in Section 2.20(k) if such Non-Defaulting Lender is a Limited Fronting Lender) and (ii) each such Several Letter of Credit shall be amended to specify the Non-Defaulting Lenders that are parties to such Several Letter of Credit, after giving effect to such event, and such Non-Defaulting Lenders’ respective Applicable Percentages with respect thereto as of the effective date of such amendment (and, notwithstanding anything herein to the contrary, such Defaulting Lender shall have no obligation under each such Several Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated);

(iii)            if the L/C Obligations held by the Non-Defaulting Lenders are reallocated with respect to any Several Letter of Credit pursuant to clause (c)(ii) above, then the Letter of Credit fees payable to the Lenders with respect to such Several Letter of Credit pursuant to Section 2.09(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ respective Applicable Percentages; and

(iv)            so long as such Lender remains a Defaulting Lender, the L/C Obligations of the Lenders in respect of any Several Letter of Credit requested to be issued hereunder shall be allocated among Non-Defaulting Lenders in a manner consistent with clause (c)(ii) above (and, notwithstanding anything herein to the contrary, such Defaulting Lender shall have no obligation under each such Several Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated).

In the event that the Administrative Agent, the Several L/C Agent and the Company each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date, (A) to the extent the L/C Obligations held by the Non-Defaulting Lenders were theretofore reallocated with respect to any Several Letter of Credit pursuant to clause (c)(ii) or (iv) above, all adjustments shall be made to such Several Letters of Credit consistent with Section 2.20(b)(iv) (including amendments to each such Several Letter of Credit and/or, if applicable, purchases at par by such Lender of the Unreimbursed Amounts then outstanding (if any) of the other Lenders thereunder) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such L/C Obligations in accordance with its respective Applicable Percentage; (B) if the L/C Obligations held by the Non-Defaulting Lenders were not theretofore reallocated with respect to such Several Letter of Credit pursuant to clause (c)(ii) above, but instead the face amount of any such Several Letter of Credit was increased or a new Several Letter of Credit was issued hereunder in favor of the beneficiary of such Several Letter of Credit in order to provide such beneficiary with an aggregate undrawn face amount of Letters of Credit from the Non-Defaulting Lenders in the amount required by such beneficiary, the amount of such Several Letter of Credit or new Several Letter of Credit shall be amended to decrease the amount thereof, or the Company shall arrange for such new Letter of Credit to be surrendered by such beneficiary to the Several L/C Agent, in order to reflect the inclusion of such Lender’s respective Commitment; and (C) such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, whereupon such Lender shall no longer be a Defaulting Lender.

Credit Agreement

Section 2.19.      Designation of Subsidiary Borrowers.

(a)            Designation of Subsidiary Borrowers. Subject to the terms and conditions of this Section, the Company may, at any time or from time to time after the Closing Date upon not less than 10 Business Days’ notice to the Administrative Agent (or such shorter period which is acceptable to the Administrative Agent), designate a wholly-owned, direct or indirect Domestic Subsidiary of the Company to become a party to this Agreement as a Subsidiary Borrower; provided that each such designation shall be subject to the prior approval of the Administrative Agent and the Lenders that are to provide Loans to a Subsidiary Borrower (which approval shall not be unreasonably withheld, conditioned or delayed). Upon receipt of such notice under this Section, the Administrative Agent shall promptly notify each Lender thereof. Upon such approval and the satisfaction of the conditions specified in paragraph (b) of this Section, such Subsidiary shall become a party to this Agreement as a Subsidiary Borrower hereunder and shall be entitled to borrow Loans on and subject to the terms and conditions of this Agreement, and the Administrative Agent shall promptly notify the Lenders of the effectiveness of such designation. Following the giving of any notice pursuant to this Section, if the designation of such Subsidiary Borrower obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable Laws and regulations.

(b)            Conditions Precedent to Designation. The designation by the Company of any Subsidiary as a Subsidiary Borrower hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents (each of which shall be reasonably satisfactory to the Administrative Agent in form and substance): (i) a Subsidiary Borrower Designation, duly completed and executed by the Company and such Subsidiary, delivered to the Administrative Agent at least 5 Business Days before the date on which such Subsidiary is proposed to become a Subsidiary Borrower; (ii) a customary written opinion (addressed to the Administrative Agent and the Lenders and appropriately dated) of external or internal counsel to such Subsidiary (and the Company and such Subsidiary Borrower hereby, and by delivery of such Subsidiary Borrower Designation, instruct such counsel to deliver such opinion to the Administrative Agent and the Lenders), as to such matters as are consistent with the scope of the opinion of counsel to the Company delivered pursuant to Section 4.01(d) and/or such other matters as the Administrative Agent may reasonably request; and (iii) such documents and certificates as the Administrative Agent may reasonably request in connection therewith (including certified copies of the Organization Documents of such Subsidiary and of resolutions of its board of directors or similar governing body authorizing such Subsidiary becoming a Borrower hereunder, and of all documents evidencing all other necessary corporate or other action required with respect to such Subsidiary Borrower becoming party to this Agreement).

Credit Agreement

(c)            Termination of Subsidiary Borrower. So long as there shall be no Loans outstanding to a Subsidiary Borrower or other amounts owing hereunder or under the other Loan Documents by such Subsidiary Borrower (or any pending Borrowing Request by such Subsidiary Borrower), the Company may elect to terminate such Subsidiary Borrower as a Borrower hereunder by delivering to the Administrative Agent a notice substantially in the form of Exhibit B-2 or any other form approved by the Administrative Agent (each a “Subsidiary Borrower Termination Notice”), duly completed and executed. Any Subsidiary Borrower Termination Notice furnished hereunder shall be effective upon receipt thereof by the Administrative Agent (which shall promptly so notify the Lenders), whereupon all commitments of the Lenders to make Loans to such Subsidiary Borrower and the rights of such Subsidiary Borrower to borrow hereunder shall terminate and such Subsidiary Borrower shall immediately cease to be a Borrower hereunder and a party hereto; provided that, notwithstanding anything herein to the contrary, the delivery of a Subsidiary Borrower Termination Notice with respect to any Subsidiary Borrower shall not terminate or discharge (i) any obligation of such Subsidiary Borrower that remains unpaid at such time or (ii) the obligations of the Company under Article X with respect to any such unpaid obligations. Notwithstanding anything herein to the contrary, upon the occurrence of any event described in clause (g) or (h) of Article VII with respect to any Subsidiary Borrower, or if at any time any Subsidiary Borrower shall cease to be a wholly-owned, direct or indirect Domestic Subsidiary of the Company, (i) all commitments of the Lenders to make Loans to such Subsidiary Borrower and the rights of such Subsidiary Borrower to borrow hereunder shall automatically terminate and such Subsidiary Borrower shall immediately cease to be a Subsidiary Borrower hereunder and a party hereto and (ii) the principal amount then outstanding of, and the accrued interest on, the Loans (if any) made to such Subsidiary Borrower and all other amounts payable by such Subsidiary Borrower hereunder (including any amounts payable under Section 2.13) and under the other Loan Documents shall automatically become immediately due and payable, in each case, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by such Subsidiary Borrower and the Company.

Section 2.20.      Letters of Credit.

(a)            Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, from time to time on any Business Day during the Availability Period, each Lender agrees, through the Several L/C Agent, (1) to issue severally, and for itself alone, Several Letters of Credit at the request of and for the account of the Company in such Lender’s Applicable Percentage of the aggregate stated amounts of such Several Letters of Credit denominated in Dollars or in any Alternative Currency, and to amend or extend Several Letters of Credit previously issued by it, and (2) to honor severally, and for itself alone, drawings under the Several Letters of Credit in an amount equal to its Applicable Percentage of such drawings; provided that after giving effect to any issuance, amendment or extension, (x) the aggregate Credit Exposure shall not exceed the total Commitments, (y) the aggregate Credit Exposure owing to such Lender (whether as an issuer or as a participant) shall not exceed such Lender’s Commitment (except as provided in Section 2.20(k) for a Limited Fronting Lender) and (z) the Dollar Equivalent of the total Credit Exposures (net of any amounts Cash Collateralized with respect thereto) denominated in any Alternative Currency shall not exceed the Foreign Currency Sublimit Dollar Amount.

Each request by the Company for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Company that such issuance, amendment or extension so requested complies with the conditions set forth in this Agreement. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the Availability Period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

Credit Agreement

Each Several Letter of Credit shall be a standby letter of credit in such form as the Company shall request and which the Administrative Agent and the Several L/C Agent shall determine in good faith does not contain any obligations, or diminish any rights, of any Lender with respect thereto or other terms thereof that are inconsistent with the terms hereof. Without the prior consent of each Lender, no Several Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Lenders thereunder, and (subject to the provisions contained herein regarding Limited Fronting Lenders and Defaulting Lenders) each Several Letter of Credit shall be issued (through the Several L/C Agent) by all of the Lenders thereunder having Commitments at the time of issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint based upon its Applicable Percentage of the aggregate undrawn amount of such Letter of Credit.

If requested by the Company but subject to the terms and conditions hereof, a Letter of Credit shall satisfy the requirements for letters of credit under the credit-for-reinsurance provisions of the insurance Laws applicable to the relevant beneficiary (or the requirements for similar purposes of such other Governmental Authority which then regulates the relevant beneficiary’s insurance business as may be specified by the Company) as to which the Company provides written notice to the Several L/C Agent and the Administrative Agent prior to the date of issuance of such Letter of Credit; provided that the Several L/C Agent, the Administrative Agent or any Lender shall not be obligated to verify such satisfaction.

(ii)            Neither the Several L/C Agent nor the Lenders (including for avoidance of doubt Limited Fronting Lenders), as applicable, shall issue any Letter of Credit, if:

(A)            subject to Section 2.20(b)(v), the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)            the expiry date of such Letter of Credit would occur after the first anniversary of the Commitment Termination Date, unless all the Lenders have approved such expiry date;

(iii)            Neither the Several L/C Agent nor any Lender (including for avoidance of doubt Limited Fronting Lenders), as applicable, shall be under any obligation to issue any Letter of Credit, if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender from issuing such Letter of Credit, or any Law applicable to the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender shall prohibit, or request that the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender in good faith deems material to it;

Credit Agreement

(B)            the issuance of such Letter of Credit would violate one or more policies of the Several L/C Agent that are in effect at the time the Company requests such issuance or, if the Administrative Agent has been notified thereof by such Lender, of any Lender, as applicable, applicable to letters of credit generally;

(C)            except as otherwise agreed by the Several L/C Agent, such Letter of Credit is in an initial amount of less than $1,000,000;

(D)            after the issuance of such Letter of Credit, more than forty-five (45) Letters of Credit would be outstanding unless the Company, the Several L/C Agent and the Administrative Agent otherwise agree;

(E)            such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F)            solely with respect to such Letter of Credit issued in respect of which there is a Limited Fronting Lender for any Affected Lender or Non-NAIC Approved Bank, such Affected Lender or Non-NAIC Approved Bank is a Defaulting Lender, unless such Limited Fronting Lender has entered into arrangements satisfactory to it with the Company and/or such Defaulting Lender to eliminate such Limited Fronting Lender’s risk with respect to such Defaulting Lender.

(iv)            Subject to Section 2.20(b)(v), neither the Several L/C Agent nor any Lender, as applicable, shall amend or extend any Letter of Credit if it would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)            Neither the Several L/C Agent nor any Lender, as applicable, shall be under any obligation to amend any Letter of Credit if (A) the Several L/C Agent or such Lender, as applicable, would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)            Each Lender shall promptly notify the Administrative Agent (which shall in turn notify the Several L/C Agent and the Company) upon becoming an Affected Lender with respect to a particular Several Letter of Credit. In the absence of receipt by the Administrative Agent of such notice by a Lender that it has become an Affected Lender with respect to a particular Several Letter of Credit, it shall be conclusively presumed by the Administrative Agent and the Several L/C Agent that such Lender is not an Affected Lender with respect to such Several Letter of Credit. If such notice is given by an Affected Lender with respect to a particular Several Letter of Credit, such notice shall not be effective as a like notice with respect to any other Several Letter of Credit.

(b)            Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the application and request of the Company or any of its Insurance Subsidiaries, by the delivery to (A) the Several L/C Agent and (B) the Administrative Agent (which shall promptly notify the Lenders of such request), in each case, of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company (and, if applicable, of the Subsidiary named therein as an applicant). Such Letter of Credit Application must be received by the Several L/C Agent and the Administrative Agent not later than 11:00 a.m., New York City time, at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Several Letter of Credit.

Credit Agreement

In the case of a request by the Company for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Several L/C Agent:

(A)            if applicable, the name of the Subsidiary of the Company to be an applicant with respect to the requested Letter of Credit (and certifying that such Subsidiary is an Insurance Subsidiary);

(B)            the proposed issuance date of such Letter of Credit (which shall be a Business Day);

(C)            the amount and Currency thereof;

(D)            the expiry date thereof;

(E)            the name and address of the beneficiary or beneficiaries thereof;

(F)            the documents to be presented by such beneficiary, if any, in case of any drawing thereunder;

(G)            the full text of any certificate to be presented by such beneficiary, if any, in case of any drawing thereunder;

(H)            the purpose and nature of the requested Letter of Credit;

(I)            whether such Letter of Credit shall be issued under the rules of the ISP or the UCP; and

(J)            such other matters as the Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.

In the case of a request by the Company for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Several L/C Agent:

(I)            the Letter of Credit to be amended;

(II)          the proposed date of amendment thereof (which shall be a Business Day);

(III)         the nature of the proposed amendment; and

(IV)         such other matters as the Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.

Credit Agreement

Additionally, the Company shall, and shall (if applicable) cause any Subsidiary party to the relevant Letter of Credit Application to, furnish to the Several L/C Agent and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, as the Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.

(ii)            Promptly after receipt of any Letter of Credit Application, the Several L/C Agent will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if applicable, any Subsidiary, and, if not, the Several L/C Agent will provide the Administrative Agent with a copy thereof. If no election as to the Currency of the Letter of Credit is specified, then the requested Letter of Credit shall be denominated in Dollars. Unless the Several L/C Agent has received written notice from any Lender, the Administrative Agent or the Company, at least two Business Days prior to the requested date of issuance or amendment of the applicable Letter of Credit, that such Letter of Credit is not permitted to be issued hereunder or that one or more applicable conditions contained in Sections 4.01 and 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, the Several L/C Agent shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with the Several L/C Agent’s usual and customary business practices.

(iii)            The Several L/C Agent is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Lender and to otherwise act on behalf of each Lender with respect to such Several Letter of Credit, in each case, in accordance with the terms hereof. The Several L/C Agent shall use the Applicable Percentage of each Lender as its “Percentage Obligation” (or equivalent term) under each Several Letter of Credit; provided that each Limited Fronting Lender (if any), in its capacity as such, shall, in addition to its own “Percentage Obligation” as a Lender, have a “Percentage Obligation” (or equivalent term) equal to the Applicable Percentage (or the portion thereof, if applicable) of each Participating L/C Issuer for which such Limited Fronting Lender acts in such capacity under such Several Letter of Credit. Subject to the provisos to the first and second sentence of Section 2.20(a)(i), the Several L/C Agent is hereby authorized to amend a Several Letter of Credit to change the “Percentage Obligation” (or equivalent term) of a Lender or add or delete a Lender liable thereunder in connection with an assignment or any other addition or replacement of a Lender in accordance with the terms of this Agreement (including in connection with changes resulting from the reallocation of L/C Obligations pursuant to Section 2.18). In the event that a Lender becomes a Participating L/C Issuer or ceases to be a Participating L/C Issuer, the Several L/C Agent is hereby authorized to amend each Several Letter of Credit to reflect such change in status and to change the “Percentage Obligation” (or equivalent term) of the applicable Limited Fronting Lender, as the case may be. Each Lender (including for avoidance of doubt each Limited Fronting Lender) hereby irrevocably constitutes and appoints the Several L/C Agent its true and lawful attorney-in-fact for and on behalf of such Lender for the limited purpose of issuing, executing and delivering, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and for carrying out the purposes of this Agreement with respect to Several Letters of Credit, in each case, in accordance with the terms hereof.

(iv)            It is the intention and agreement of the Administrative Agent, the Lenders and the Several L/C Agents that (A) except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders, if any), the rights and obligations of the Lenders in respect of outstanding Several Letters of Credit shall be determined in accordance with the Applicable Percentages of the Lenders from time to time in effect and (B) subject to the proviso to the first sentence of Section 2.20(a)(i), outstanding Several Letters of Credit shall be promptly amended to reflect changes in the Applicable Percentages of the Lenders under this Agreement arising from time to time in connection with any event or circumstance contemplated hereby, including a Lender acting as a Limited Fronting Lender for any Affected Lender or Non-NAIC Approved Bank pursuant to Section 2.20(k), a replacement of a Lender pursuant to Section 2.16(b), an increase of the Commitments pursuant to Section 2.17, a reallocation of L/C Obligations held by a Defaulting Lender pursuant to Section 2.18, an assignment pursuant to Section 9.04 or otherwise. However, it is acknowledged by the Administrative Agent, the Lenders and the Several L/C Agents that amendments of outstanding Several Letters of Credit may not be immediately effected and may be subject to the consent of the beneficiaries of such Several Letters of Credit. Accordingly, whether or not Several Letters of Credit are amended as contemplated hereby, the Lenders agree that they shall purchase and sell participations (as provided in Section 2.20(l)) or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Lenders of drawings under Several Letters of Credit and payments by the Company of Unreimbursed Amounts and interest thereon are, except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders and Defaulting Lenders), in each case shared by the Lenders in accordance with the respective Applicable Percentages of the Lenders from time to time in effect.

Credit Agreement

(v)            If the Company so requests in any applicable Letter of Credit Application, the Several L/C Agent (on behalf of the Lenders) will issue or amend a Letter of Credit to provide for automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Several L/C Agent to prevent any such extension by giving notice to the beneficiary thereof prior to the thirtieth (30th) day (or such earlier day as set forth in the applicable Letter of Credit) preceding the then current expiration date of such Letter of Credit (the “Non-Extension Notice Date”). The Company shall not be required to make a specific request to the Several L/C Agent for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized the Several L/C Agent to permit the extension of such Letter of Credit to an expiry date not later than twelve months from the then existing expiry date; provided, however, that the Several L/C Agent shall not permit any such extension (and shall give a notice of non-extension to the relevant beneficiary of such Letter of Credit prior to the Non-Extension Notice Date pursuant to the terms thereof) if (A) the Several L/C Agent (on behalf of the Lenders) has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.20(a) or otherwise), and the Several L/C Agent has provided notice thereof to the Company no later than the Non-Extension Notice Date, (B) it has received notice on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (or, in the case of the Company, that the Company does not want such Letter of Credit to be extended), and in each such case directing the Several L/C Agent not to permit such extension, or (C) such extension would result in the extension of the expiry date of such Letter of Credit to a date after the first anniversary of the Commitment Termination Date.

(vi)            Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Several L/C Agent will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)            Drawings and Reimbursements. (i)  Upon review of any notice of drawing from the beneficiary of any Several Letter of Credit, and reasonable determination that documents presented comply with letter of credit terms and conditions, the Several L/C Agent shall notify the Administrative Agent, and the Administrative Agent shall notify the Company and the Lenders, thereof, which notices shall be given promptly and in any event at least one Business Day, or for Several Letters of Credit denominated in Japanese Yen at least two Business Days, before the date (the “Honor Date”) on which the Several L/C Agent anticipates that payment of such drawing will be made. Not later than 10:00 a.m., New York City time, on the Honor Date and without further notice or demand by the Several L/C Agent or the Administrative Agent, (A) each Lender (including each Limited Fronting Lender, but excluding each Participating L/C Issuer) shall make funds available to the Administrative Agent at the Administrative Agent’s Office in an amount equal to its Applicable Percentage (and, in the case of each Limited Fronting Lender, the Applicable Percentage (or the portion thereof for which it has agreed to be a Limited Fronting Lender) of each applicable Participating L/C Issuer) of the drawing under such Several Letter of Credit (and the Administrative Agent shall make such funds available to the Several L/C Agent) and (B) in the event that a Limited Fronting Lender pays the Applicable Percentage of a Participating L/C Issuer, such Participating L/C Issuer shall pay such Applicable Percentage (or the relevant portion thereof, if applicable) to such Limited Fronting Lender in purchase of its participation in such payment. Not later than 2:00 p.m., New York City time, on the Honor Date, so long as the Company has received notice of payment under such Several Letter of Credit from the Several L/C Agent or the Administrative Agent by 10:00 a.m., New York City time, on the Honor Date and, otherwise, not later than 2:00 p.m., New York City time, on the following Business Day, the Company shall pay to the Lenders through the Administrative Agent an amount equal to the amount of such drawing (such amount, the “Unreimbursed Amount”) in the applicable Currency without further demand; provided that, in the case of any such reimbursement in Dollars, at any time during the Availability Period, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. Any notice given by the Several L/C Agent or the Administrative Agent pursuant to this Section 2.20(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable Lenders in such Alternative Currency unless (A) such Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such Lender promptly following receipt of the notice of drawing that the Company will reimburse such Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.

Credit Agreement

(ii)            Notwithstanding the date on which an Unreimbursed Amount is payable by the Company pursuant to Section 2.20(c)(i), if an Unreimbursed Amount is not paid by the Company by 2:00 p.m., New York City time, on the applicable Honor Date, each Unreimbursed Amount shall bear interest from the applicable Honor Date to the date that such Unreimbursed Amount is paid by the Company at a rate per annum equal to the Default Rate.

(iii)            Until a Lender funds its obligation pursuant to this Section 2.20(c), interest in respect of such Lender’s Applicable Percentage of any Unreimbursed Amount shall be solely for the account of the Several L/C Agent (if the Several L/C Agent has funded on behalf of such Lender, as provided in Section 2.20(c)(v)), as applicable.

(iv)            Each Lender’s (including for avoidance of doubt each Limited Fronting Lender’s and each Participating L/C Issuer’s) obligation to fund its obligations pursuant to this Section 2.20(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Several L/C Agent, the Administrative Agent, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.

Credit Agreement

(v)            If any Lender fails to make available to the Administrative Agent any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.20(c) by the time specified in Section 2.20(c)(i), the Several L/C Agent (to the extent that the Several L/C Agent shall have funded such amount on behalf of such Lender, it being understood and agreed that neither the Several L/C Agent nor the Administrative Agent shall have any obligation or liability to fund any amount under any Several Letter of Credit other than in its capacity as a Lender) shall, through the Administrative Agent, be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Administrative Agent at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Several L/C Agent with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

(vi)            The obligations of the Lenders hereunder to honor drawings under, and/or (if applicable) to fund participations in, Letters of Credit are several and not joint. The failure of any Lender to fund any such drawing or participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and except for Limited Fronting Lenders with respect to Letters of Credit they have issued on behalf of Affected Lenders or Non-NAIC Approved Banks, no Lender shall be responsible for the failure of any other Lender to honor a drawing or purchase its participation.

(d)            Repayment of Fundings. (i)  If after any Lender has funded its obligation under Section 2.20(c) in respect of any drawing under any Letter of Credit, the Administrative Agent receives any payment (including any payment of interest) in respect of the related Unreimbursed Amount (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), then the Administrative Agent will distribute to such Lender its Applicable Percentage (or other applicable share as provided herein), thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s funding was outstanding) in the same funds as those received by the Administrative Agent. If any Lender has not funded its obligation as aforesaid, such Lender’s Applicable Percentage (or other applicable share as provided herein), of such payment shall be paid to the Several L/C Agent (if the Several L/C Agent shall have funded on behalf of such Lender, as provided in Section 2.20(c)(v)).

(ii)            If any payment made by the Administrative Agent to the Lenders pursuant to Section 2.20(d)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement), each Lender shall pay to the Administrative Agent its Applicable Percentage (or other applicable share as provided herein), thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)            Obligations Absolute. The obligation of the Company to pay each Unreimbursed Amount shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

Credit Agreement

(ii)            the existence of any claim, counterclaim, set-off, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Several L/C Agent, any Lender, the Administrative Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)            any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)            any payment by the Lenders under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit or any payment made by the Lenders under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect;

(v)            the Several L/C Agent, any Lender, the Administrative Agent or any of their respective branches or Affiliates being the beneficiary of such Letter of Credit;

(vi)            any Lender honoring a drawing against any draft, demand, certificate or other document presented under such Letter of Credit up to the amount available under such Letter of Credit even if such draft, demand, certificate or other document claims an amount in excess of the amount available under such Letter of Credit;

(vii)            any lien or security interest granted to, or in favor of, the Administrative Agent, the Several L/C Agent or any of the Lenders as security for any of such reimbursement obligations shall fail to be perfected;

(viii)            the occurrence of any Default;

(ix)            the existence of any proceedings of the type described in clause (g) or (h) of Article VII with respect to the Company or any Subsidiary;

(x)            whether such Letter of Credit is issued in support of any obligations of any Subsidiary or any Subsidiary is an applicant for, or purports in any way to have any liability for, such Letter of Credit; or

(xi)            any other event or circumstance whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto requested by the Company that is delivered to it and, in the event of any claim of noncompliance with the Company’s (or, if applicable, any Subsidiary’s) instructions or other irregularity, the Company will notify the Several L/C Agent (with respect to Several Letters of Credit) within five Business Days of receipt of such Letter of Credit or amendment. The Company and each Subsidiary party to any Letter of Credit Application shall be conclusively deemed to have waived any such claim against the Several L/C Agents or the Lenders, as applicable, unless such notice is given as aforesaid.

Credit Agreement

(f)            Role of Several L/C Agent. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Several L/C Agent shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Several L/C Agent, any Related Party thereof nor any of the respective correspondents, participants or assignees of the Several L/C Agent shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Document. The Company and each Subsidiary party to a Letter of Credit Application hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Several L/C Agent, any Related Party nor any of the respective correspondents, participants or assignees of the Several L/C Agent shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.20(e); provided, however, that, anything in such clauses to the contrary notwithstanding, the Company (or, if applicable, any Subsidiary) may have a claim against the Several L/C Agent, and the Several L/C Agent may be liable to the Company or such Subsidiary, to the extent, but only to the extent, of any direct, as opposed to consequential, exemplary, special, indirect or punitive damages suffered by the Company or such Subsidiary which the Company or such Subsidiary proves were caused primarily by the Several L/C Agent’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the Several L/C Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Several L/C Agent shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)            Cash Collateral. Upon the request of the Administrative Agent (given at the request or with the consent of the Required Lenders), if, as of the first anniversary of the Commitment Termination Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, or the Company shall be required or permitted to provide Cash Collateral pursuant to Section 2.08(b), the Company shall promptly or in accordance with Section 2.08(b), as applicable, Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount thereof plus any accrued and unpaid interest thereon at such time) or in the case of Cash Collateral required or permitted pursuant to Section 2.08(b), the amount determined thereunder. Article VII sets forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Agreement, “Cash Collateralize” means to pledge to the Administrative Agent, for the benefit of the Lenders as collateral for the L/C Obligations, deposit account balances denominated in Dollars (which, with respect to L/C Obligations denominated in a Foreign Currency, the Dollar Equivalent thereof) and maintained with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (which documents are hereby consented to by the Lenders). The Company hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all such deposit accounts and all balances therein and all proceeds of the foregoing delivered by the Company as Cash Collateral. Cash Collateral shall be maintained in a blocked deposit account at Bank of America.

Credit Agreement

(h)            Applicability of ISP and UCP. Unless otherwise expressly agreed by the Several L/C Agent, the Administrative Agent and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit unless, for regulatory purposes, the rules of the UCP must apply.

(i)            Conflict with Letter of Credit Documents. In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Document, the terms hereof shall control.

(j)            Letters of Credit Issued for Subsidiaries. Notwithstanding anything herein or in any Letter of Credit Document to the contrary, the Company shall be solely and fully obligated to pay all amounts owing with respect to each Letter of Credit, including each Unreimbursed Amount and accrued interest thereon with respect to such Letter of Credit, whether or not such Letter of Credit is issued in support of any obligations of any Subsidiary or any Subsidiary is party as an applicant to the relevant Letter of Credit Application, all on the terms set forth herein. The Company hereby acknowledges that the issuance of Letters of Credit at the request of any of its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(k)            Limited Fronting Lenders. In the event that any Lender agrees (in its sole discretion) to act as a Limited Fronting Lender for any Affected Lender or Non-NAIC Approved Bank upon such terms and conditions as such parties may agree (including fees payable by such Affected Lender or Non-NAIC Approved Bank to such Limited Fronting Lender) (such agreement, a “Limited Fronting Lender Agreement”), the following provisions shall apply (in addition to any other provisions hereof relating to Limited Fronting Lenders):

(i)            upon the issuance of any Several Letter of Credit, with respect to any Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer under such Several Letter of Credit, each applicable Limited Fronting Lender, in reliance upon the agreements of such Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer set forth in this Section, agrees (A) to issue through the Several L/C Agent, in addition to its own obligations as a NAIC Lender under such Several Letter of Credit, severally such Several Letter of Credit in an amount equal to such Affected Lender’s or Non-NAIC Approved Bank’s, as applicable, Applicable Percentage of the stated amount of such Several Letter of Credit (or the portion thereof for which such Limited Fronting Lender has agreed to be a Limited Fronting Lender), and (B) to amend or extend each Several Letter of Credit previously issued by it as a Limited Fronting Lender for such Participating L/C Issuer; and

(ii)            with respect to any Several Letter of Credit issued by a Limited Fronting Lender pursuant to clause (i) above for a Participating L/C Issuer, such Participating L/C Issuer agrees to purchase participations (as provided in Section 2.20(l)) in the obligations of such Limited Fronting Lender under such Several Letter of Credit attributable to such Participating L/C Issuer for which such Limited Fronting Lender has agreed to act as a Limited Fronting Lender hereunder.

Each Lender that agrees to act as a Limited Fronting Lender for any other Lender shall promptly notify the Administrative Agent (which shall promptly notify the Several L/C Agents) of such agreement and of any termination or expiration of such agreement.

In the event that, pursuant to this Section 2.20(k), any other Lender agrees to act as a Limited Fronting Lender for any Lender that becomes an Affected Lender or a Non-NAIC Approved Bank, such other Lender shall receive such compensation therefor as such Affected Lender or Non-NAIC Approved Bank and such other Lender may agree. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to act hereunder as a Limited Fronting Lender for any other Lender.

Credit Agreement

(l)            Participations. In the event (i) any Participating L/C Issuer purchases a participation in the Letter(s) of Credit of its Limited Fronting Lender pursuant to Section 2.20(k) or (ii) any Lender acquires or is deemed to acquire a participation in the Letters of Credit of the other Lenders pursuant to Section 2.20(b)(iv), then, without any further action on the part of any party, (A) in the case of clause (i) above, such Limited Fronting Lender grants to such Participating L/C Issuer, and such Participating L/C Issuer hereby acquires from such Limited Fronting Lender, a participation in such Limited Fronting Lender’s Applicable Percentage of the relevant Letters of Credit attributable to such Participating L/C Issuer for which such Limited Fronting Lender has agreed to act as a Limited Fronting Lender hereunder and (B) in the case of clause (ii) above, each such other Lender hereby grants to such Lender, and such Lender hereby acquires from such other Lenders, a participation in that portion of each such other Lender’s Applicable Percentage of the relevant Letters of Credit to give effect to the purposes of the last sentence of Section 2.20(b)(iv). Each Lender (including each Participating L/C Issuer) purchasing a participation hereunder acknowledges and agrees that its obligation to acquire participations in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Limited Fronting Lender or such other Lenders, as applicable, an amount equal to the amount of each payment made by such Limited Fronting Lender or other Lenders, as applicable, in respect of the portion of such Letter of Credit in which such Lender holds a participation, promptly upon the request of such Limited Fronting Lender or any such other Lender, as applicable, at any time from the time such payment is made until such payment is reimbursed by the Company or at any time after any reimbursement payment is required to be refunded to the Company for any reason. Such payment by such Lender shall be made for account of the applicable Limited Fronting Lender or such other Lenders, as applicable, without any offset, abatement, withholding or reduction whatsoever. To the extent that any Lender has made payments pursuant to this paragraph to reimburse a Limited Fronting Lender or any other Lenders in respect of any participation interests purchased hereunder in respect of any Letter of Credit, promptly following receipt by the Administrative Agent of any payment from the Company pursuant to Section 2.20(c)(i) in respect of such Letter of Credit, the Administrative Agent shall distribute such payment to such Limited Fronting Lender and such Lender, or to the other Lenders and such Lender, as applicable, in each case as their interests may appear. Any payment made by a Lender in respect of its participation pursuant to this paragraph to reimburse the applicable Limited Fronting Lender or any other Lenders for any payment made in any respect of any drawing under a Letter of Credit shall not relieve the Company of its obligation to reimburse the amount of such drawing.

Section 2.21.     [Reserved].

Section 2.22.     Non-NAIC Approved Banks. If, at any time from and after the Closing Date, any Lender is not or ceases to be a NAIC Approved Bank, such Lender shall promptly notify the Company and the Administrative Agent thereof. Each Lender agrees to use commercially reasonable efforts, at all times from and after the Closing Date, (a) to be a NAIC Approved Bank or (b) if such Lender is not or ceases to be a NAIC Approved Bank, either (i) to maintain in effect a Confirming Bank Agreement with a Confirming Bank (which Confirming Bank (if not a Lender), prior to entering in such Confirming Bank Agreement, shall be subject to the prior written consent of the Company and the Administrative Agent (such consent, in each case, not to be unreasonably withheld, conditioned or delayed)) upon such terms and conditions as such parties may agree or (ii) as provided in Section 2.20(k), to agree with another Lender which is a NAIC Approved Bank that such Lender shall (in its sole discretion) act as the Limited Fronting Lender for such Lender, in each case with respect to any Several Letters of Credit which are outstanding at the time such Lender becomes a Non-NAIC Approved Bank and/or are issued during the period that such Lender is a Non-NAIC Approved Bank. In the event that any Person (including any other Lender) agrees to act as a Confirming Bank for any Lender which is a Non-NAIC Approved Bank, such other Lender shall receive such compensation therefor as such Non-NAIC Approved Bank and such Person may agree. If any Lender shall enter into a Confirming Bank Agreement hereunder at any time, it shall promptly furnish a copy thereof to the Company and the Administrative Agent and, thereafter, promptly notify the Company and the Administrative Agent of the termination or expiration of such Confirming Bank Agreement. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to act hereunder as a Confirming Bank for any other Lender.

Credit Agreement

Section 2.23.     Extension of Termination Date.

(a)            Request for Extension. The Company may, by notice to the Administrative Agent not earlier than 90 days and not later than 30 days prior to each anniversary of the Closing Date (with respect to any Commitment Termination Extension Request, such anniversary date or, if such anniversary date is not a Business Day, the Business Day immediately preceding such anniversary date, the “Current Anniversary Date”) request that each Lender extend such Lender’s Commitment Termination Date then in effect (herein referred to as such Lender’s “Existing Commitment Termination Date”) for an additional one year from such Existing Commitment Termination Date (any such request, a “Commitment Termination Extension Request”); provided that not more than two such extensions may be made during the life of this Agreement. The Administrative Agent shall promptly notify the Lenders of each Commitment Termination Extension Request.

(b)            Lender Election to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 20 days following the date of the Company’s notice, or such other date as shall be acceptable to the Company and the Administrative Agent and notified to the Lenders, (the “Notice Date”), notify the Administrative Agent whether or not it agrees to such Commitment Termination Extension Request (each such Lender that agrees to such request being herein referred to as an “Extending Lender”). Each Lender that determines not to so extend the Commitment Termination Date (such Lender being herein referred as a “Non-Extending Lender”) shall notify the Administrative Agent of its determination thereof as promptly as practicable, but in any event not later than the Notice Date, and any Lender that does not advise the Administrative Agent on or before the Notice Date as to whether or not it agrees to such Commitment Termination Extension Request shall be deemed to be a Non-Extending Lender for purposes of such Commitment Termination Extension Request. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to any Commitment Termination Extension Request (regardless of whether any other Lender shall agree to such Commitment Termination Extension Request) and any election to do so shall be in the sole discretion of each Lender.

Credit Agreement

(c)            Notification by Administrative Agent; Replacement of Non-Extending Lenders. The Administrative Agent shall promptly notify the Company of the Lenders’ responses to each Commitment Termination Extension Request. The Company shall have the right to replace any Non-Extending Lender at any time (whether before or after the relevant Commitment Termination Extension Effective Date with respect to any Commitment Termination Extension Request) in accordance with this paragraph. Such replacement may be effected, at the option of the Company and, in each case effective as of the relevant Commitment Termination Extension Effective Date, by (i) requiring such Non-Extending Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all or a portion of its interests, rights and obligations under this Agreement to an assignee (which may be another Lender, if a Lender accepts such assignment) that shall assume such obligations and agree to such Commitment Termination Extension Request with respect thereto, (ii) having one or more existing Lenders, and/or other Persons which qualify as assignees (in accordance with and subject to the restrictions contained in Section 9.04), that are not then Lenders (each such Lender or other Person, an “Additional Commitment Lender”), provide a Commitment in connection with such Commitment Termination Extension Request, in each case pursuant to a joinder or similar agreement, in form and substance reasonably satisfactory to the Administrative Agent, as applicable, provided that the initial Commitment of each such new Lender shall not be less than $25,000,000 and, in an aggregate amount (with respect to clauses (i) and (ii) above) not exceeding the Commitment of such Non-Extending Lender and/or (iii) notwithstanding anything herein to the contrary, concurrently with the effectiveness of the new Commitment(s) under clause (ii) above, on a nonratable basis, by written notice to the Administrative Agent and the relevant Non-Extending Lender, terminating the Commitment, if any, of such Non-Extending Lender (after giving effect to the actions under clauses (i) and (ii) above) and paying such Non-Extending Lender an amount equal to the outstanding principal of its Loans and participations under its Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including amounts, if any, payable pursuant to Section 9.03(a) as a result of the such prepayment). Notwithstanding anything herein to the contrary, each Lender or other Person that shall become an Additional Commitment Lender and assume or provide a Commitment as part of such Commitment Termination Extension Request shall be subject to the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed).

(d)            Effective Date of Extension. Subject to the terms and conditions set forth in this Section, effective as of the Current Anniversary Date with respect to the relevant Commitment Termination Extension Request (the “Commitment Termination Extension Effective Date”), (i) the Commitment Termination Date for each Extending Lender’s Commitment (including any additional Commitment provided by such Lender as part of such Commitment Termination Extension Request) shall be extended to the date that is one year after such Lender’s Existing Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Termination Date shall be extended to the Business Day immediately preceding such date) and (ii) each Additional Commitment Lender that is not then a Lender shall become a Lender for all purposes of this Agreement with a Commitment in the amount specified in the applicable agreement referred to in paragraph (c) of this Section pursuant to which such Person shall become a Lender (which Commitment will have the same Commitment Termination Date provided for under clause (i) above that is applicable to the Extending Lenders). Subject to the terms and conditions set forth in this Section, the Administrative Agent shall promptly notify the Company and the Lenders of the Commitment Termination Extension Effective Date and record the relevant information for such extension in the Register. Notwithstanding anything herein to the contrary, in connection with each Commitment Termination Extension Request, the Commitment Termination Date with respect the Commitment of any Non-Extending Lender that has not been replaced pursuant to paragraph (c) of this Section shall remain unchanged.

(e)            Conditions to Extension. In connection with any Commitment Termination Extension Request, each extension of the Commitment Termination Date shall be subject to the satisfaction of the following conditions as of the relevant Commitment Termination Extension Effective Date:

(i)            the aggregate amount of the Commitments of the Extending Lenders, together with the aggregate amount of the Commitments of the Additional Commitment Lenders, with respect to such Commitment Termination Extension Request shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to such Commitment Termination Extension Effective Date;

Credit Agreement

(ii)            the Administrative Agent shall have received a certificate of the Company dated as of such Commitment Termination Extension Effective Date signed by an officer of the Company (A) certifying and attaching the resolutions adopted by the Company authorizing the transaction and (B) certifying that, before and after giving effect to such extension, (x) the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on and as of such Commitment Termination Extension Effective Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and except that, for purposes of this Section, the representations and warranties contained in Section 4.02(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(b) and (y) no Default or Event of Default has occurred and is continuing;

(iii)            the Administrative Agent shall have received the documentation contemplated by paragraph (c) of this Section, executed by the relevant parties thereto; and

(iv)            to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received, customary legal opinions and board resolutions.

(f)            Adjustments of Revolving Credit and Letters of Credit Exposure. In connection with each Commitment Termination Extension Request, if on the relevant Commitment Termination Extension Effective Date, any Loans and Letters of Credit are outstanding and any Additional Commitment Lender shall provide or assume a Commitment in connection therewith, the Company shall on such date prepay on a nonratable basis Loans and/or cash collateralize the Letters of Credit (and pay the additional amounts, if any payable pursuant to Section 9.03(a) as a result of such prepayment), and/or borrow on a nonratable basis from each such Additional Commitment Lender, such that, after giving effect thereto, all outstanding Letters of Credit and Loans shall be held by the Lenders thereunder in accordance with their respective Applicable Percentages (after giving effect to such increase).

(g)            Conflicting Provisions. This Section 2.23 shall supersede any provisions in Section 2.15 or Section 9.02 to the contrary.

Article III

REPRESENTATIONS AND WARRANTIES

The Company and (with respect to Section 3.14 only and to the extent provided therein) each Subsidiary Borrower (if any) represents and warrants to the Lenders that:

Section 3.01.     Organization; Powers. Each of the Company and its Designated Subsidiaries (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) above, to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Change.

Section 3.02.     Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Credit Agreement

Section 3.03.     Governmental Authorizations. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except (i) such as have been obtained or made and are in full force and effect and (ii) to the extent that failure to obtain such approval, consent, exemption or authorization, to take such other action, or to make such notice or filing would not reasonably be expected to result in a Material Adverse Change.

Section 3.04.     No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any Law, except, in the case of clauses (b) and (c) above, to the extent such violations or defaults, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

Section 3.05.     Financial Statements; No Material Adverse Change.

(a)            Financial Statements. The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, equity and cash flows (i) as of and for the fiscal years ended December 31, 2019 and December 31, 2020, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portions of the fiscal year ended March 31, 2021, June 30, 2021 and September 30, 2021 certified by the Company’s chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)            No Material Adverse Change. Since December 31, 2020, there has been no event, development or circumstance that has had or would reasonably be expected to result in a Material Adverse Change except for Disclosed Matters.

Section 3.06.     Litigation and Environmental Matters.

(a)            Actions, Suits and Proceedings. Except for Disclosed Matters and Disclosed Tax Matters, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Designated Subsidiaries or against any of their properties or revenues that (i) either individually or in the aggregate, if determined adversely, would reasonably be expected to result in a Material Adverse Change or (ii) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby.

Credit Agreement

(b)            Environmental Matters. Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its Designated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any conditions or circumstances that would reasonably be expected to result in any Environmental Liability.

(c)            Change in Disclosed Matters. Since November 19, 2021, there has been no change in the status of Disclosed Matters and since November 5, 2021, there has been no change in Disclosed Tax Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Change.

Section 3.07.     Compliance with Laws. Each of the Company and its Designated Subsidiaries is in compliance with all Laws (including applicable Anti-Corruption Laws, applicable Sanctions and any Environmental Laws) and orders of any Governmental Authority applicable to it or its property, except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

Section 3.08.     No Default. Neither the Company nor any of its Designated Subsidiaries is in default under or with respect to any Contractual Obligation that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.09.     Investment Company Status. None of the Borrowers is and, after application of the proceeds of the Loans, will be an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.10.     Taxes. Except for Disclosed Tax Matters, each of the Company and its Designated Subsidiaries has timely filed or caused to be filed all Federal income tax returns and all other material tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP or SAP, as applicable, or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Change.

Section 3.11.     ERISA.

(a)            Each of the Company and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder as they relate to each Plan, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Change. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Change. The present value of all benefit liabilities of all underfunded Plans (determined based on the projected benefit obligation with respect to such underfunded Plans based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that would reasonably be expected to result in a Material Adverse Change if any such Plan were voluntarily terminated.

Credit Agreement

(b)            Each Foreign Pension Plan is in compliance with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Change. With respect to each Foreign Pension Plan, none of the Company, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that would subject the Company or any Subsidiary, directly or indirectly, to a tax or civil penalty that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The aggregate unfunded liabilities with respect to such Foreign Pension Plans would not reasonably be expected to result in a Material Adverse Change. The present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets held in trust under all such Foreign Pension Plans by an amount that would reasonably be expected to result in a Material Adverse Change if any such Plan were voluntarily terminated.

Section 3.12.     Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Company or any other Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date made; provided that, with respect to projected or pro forma financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections and forecasts are subject to uncertainties and contingencies and no assurances can be given that such projections or forecasts will be realized).

Section 3.13.     Margin Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no Letter of Credit or part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets of any of the Loan Parties shall consist of Margin Stock.

Section 3.14.     Certain Representations by Subsidiary Borrowers. Each Subsidiary Borrower severally represents and warrants that the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.06, 3.07, 3.08, 3.09, 3.10 and 3.13 with respect to itself and (if applicable) its Subsidiaries are true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects).

Section 3.15.     Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions. None of (a) the Company, any Subsidiary, any of their respective directors or officers or, to the knowledge of the Company or such Subsidiary, any of their employees, or (b) to the knowledge of the Company or such Subsidiary, any agent of the Company or any Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.

Credit Agreement

Article IV

CONDITIONS

Section 4.01.     Closing Date. The obligations of the Lenders to make Loans and to issue, amend or (subject to Section 2.20(b)(v)) extend Letters of Credit hereunder shall not become effective until the date (the “Closing Date”) on which each of the following conditions shall be satisfied to the reasonable satisfaction of the Administrative Agent (or waived in accordance with Section 9.02):

(a)            Executed Counterparts of this Agreement. The Administrative Agent shall have received from each of the Company, the Lenders (including any Person that shall become a Lender hereunder as of the Closing Date) and the Administrative Agent a counterpart of this Agreement signed on behalf of such party (or written evidence reasonably satisfactory to the Administrative Agent, which may include telecopy or electronic transmission of a signed signature page to this Agreement, that such party has signed a counterpart of this Agreement) (and each Person party as a “Lender” to the Existing Credit Agreement immediately prior to the Closing Date that will not be a Lender hereunder shall have provided to the Administrative Agent written confirmation of the termination of its commitment under the Existing Credit Agreement as of the Closing Date).

(b)            Corporate Documents; Incumbency Certificates. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(c)            Officer’s Certificate. Each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 (but without regard to the second parenthetical clause set forth in Section 4.02(a)) shall be satisfied as of the Closing Date, and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer, confirming compliance with such conditions.

(d)            Opinion of Counsel to Company. The Administrative Agent shall have received one or more customary written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of counsel to the Company (which may include the general counsel or other internal counsel of the Company), in form and substance reasonably satisfactory to the Agents (and the Company hereby instructs such counsel to deliver such opinion(s)).

(e)            Repayment of Amounts under Existing Credit Agreement. The Administrative Agent shall have received evidence that the principal of and interest on outstanding loans, and all accrued fees and all other amounts owing, under the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full and all commitments to extend credit thereunder of each lender party thereto that is not a Lender hereunder shall have been terminated; and, by its execution of this Agreement, each Lender that is party to the Existing Credit Agreement hereby waives any prior notice requirement with respect to any prepayment of amounts and/or termination of commitments under such Existing Credit Agreement contemplated by this paragraph (e), which payments and termination will be effective as of the Closing Date.

(f)            Fees and Expenses. The Company shall have paid to the Administrative Agent for the account of the respective person or persons entitled thereto all such fees and expenses as it shall have agreed in writing to pay to the Agents, the Lenders and the Joint Lead Arrangers in connection herewith (including the reasonable fees and expenses of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Administrative Agent) that are due and payable on or prior to the Closing Date (and, with respect to such expenses, for which invoices have been presented to the Company at least two Business Days prior to the Closing Date).

Credit Agreement

(g)            Other Documents. The Administrative Agent shall have received such other documents as are customary for transactions of this type as the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02.     Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and to issue, amend or (subject to Section 2.20(b)(v)) extend any Letter of Credit, is subject to the satisfaction of the following conditions (in addition to the satisfaction of the conditions under Section 4.01 in the case of the initial Borrowing or Letter of Credit issuance hereunder):

(a)            the representations and warranties of the Company and each Subsidiary Borrower (if any) set forth in this Agreement and the other Loan Documents (excluding, except in the case of any Borrowing or Letter of Credit issuance on the Closing Date, those representations and warranties contained in Section 3.05(b) (but only as to clause (a) of the definition of “Material Adverse Change”) and Section 3.06(a) and (c)) shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the date of such Borrowing or the issuance, amendment or extension of such Letter of Credit (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date); and

(b)            at the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in clauses (a) and (b) of the preceding sentence and (if applicable) by the applicable Subsidiary Borrower of its representations and warranties set forth in Section 3.14.

Article V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all Unreimbursed Amounts shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 5.01.     Financial Statements and Other Information. The Company will furnish to the Administrative Agent (which shall promptly provide to each Lender):

(a)            within 90 days after the end of each fiscal year of the Company, the audited consolidated balance sheets and related audited consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, in each case as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing in an audit report to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

Credit Agreement

(b)            within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the unaudited consolidated balance sheets and related unaudited statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, in each case as of the end of and for such fiscal quarter, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, in each case certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)            (I) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in form reasonably satisfactory to the Administrative Agent (i) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail demonstrating compliance with the covenants contained in Section 6.05 and (II) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of a Financial Officer in form reasonably satisfactory to the Administrative Agent specifying any changes to the list of Designated Subsidiaries as of the last day of the fiscal period to which such financial statements relate;

(d)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or any U.S. national securities exchange, or distributed to its shareholders generally, as the case may be; and

(e)            promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Designated Subsidiary (including information required to comply with “know your customer” or similar identification requirements of any Lender), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically by posting on an Internet website, and, if so delivered, shall be deemed to have been furnished by the Company to the Administrative Agent (and by the Administrative Agent to the Lenders) on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access without charge (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies and (B) the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents delivered pursuant to Section 5.01(a) or (b). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Credit Agreement

Section 5.02.     Notices of Material Events. The Company will furnish to the Administrative Agent (which shall promptly provide to each Lender) the following, in each case, following the Company’s knowledge thereof:

(a)            prompt written notice of any occurrence of any Default;

(b)            prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Change; or

(c)            within 5 days of any such change or notice, written notice of any change in the Company’s Index Debt Ratings from S&P and Moody’s, or any notice from either such agency indicating its cessation of, or its intent to cease, rating the Company’s debt.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and, in the case of clause (a) or (b), any action taken or proposed to be taken with respect thereto.

Section 5.03.     Existence; Conduct of Business. The Company will, and will cause each of the Subsidiary Borrowers to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business, other than, in the case of clause (b), the loss of which would not reasonably be expected to result in a Material Adverse Change; except that, if at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing, (i) any Subsidiary Borrower may merge with or into the Company; provided that the Company shall be the surviving entity; (ii) any Subsidiary Borrower may merge with or into any other Subsidiary; provided that such Subsidiary Borrower shall be the surviving entity or, if such Subsidiary Borrower is not the surviving entity, the surviving entity shall be deemed a Subsidiary Borrower; and (iii) any Subsidiary Borrower may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary Borrower.

Section 5.04.     Payment of Taxes. The Company will, and will cause each of its Designated Subsidiaries to, pay, before the same shall become delinquent or in default, its Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Change, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Designated Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or SAP, as applicable, or (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Change; provided that, for avoidance of doubt an obligation shall be considered to be delinquent or in default for purposes of this Section only if there has first been a notice and demand therefor (as defined in Section 6303 of the Code and similar provisions of Law) by a tax authority.

Section 5.05.     Maintenance of Properties. The Company will, and will cause each of its Designated Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and renewals and replacements thereof, except, in each case, to the extent that failure to do so would not be reasonably expected to result in a Material Adverse Change.

Section 5.06.     Books and Records. The Company will, and will cause each of its Designated Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP (or applicable local standards) or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Designated Subsidiary, as the case may be.

Credit Agreement

Section 5.07.     Inspection Rights. The Company will, and will cause each of its Designated Subsidiaries to, permit any representatives designated by any Agent and/or any Joint Lead Arranger and (at any time a Default exists) any representatives reasonably designated by any Lender, upon reasonable prior notice and at reasonable times during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and other records reasonably requested (other than information subject to confidentiality restrictions, insurance records and customer-related information), and to discuss its affairs, finances and condition with its officers and independent accountants; provided that such inspections shall be limited to once per fiscal year of the Company, unless an Event of Default shall have occurred and be continuing. The Company shall pay the reasonable costs and expenses of any such visit or inspection, but only if a Default exists at the time thereof or is discovered as a result thereof (provided that the Company shall have no responsibility for any such costs and expenses under any other circumstance).

Section 5.08.      Compliance with Laws. The Company will, and will cause each of its Designated Subsidiaries to, comply with all Laws and orders of any Governmental Authority applicable to it or its property (including applicable Anti-Corruption Laws, applicable Sanctions and Environmental Laws), and in connection therewith, the Company will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Company, its Designated Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions, except in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

Section 5.09.     Insurance. The Company will, and will cause each of its Designated Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, all as determined in good faith by the Company.

Section 5.10.     Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes of the Company and its Subsidiaries, and the Letters of Credit will be used to support the Company’s Insurance Subsidiaries and for general corporate purposes of the Company and its Subsidiaries, in each case not in contravention of any Law or any Loan Document.

Article VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all Unreimbursed Amounts shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 6.01.     Liens. The Company will not, nor will it cause or permit any Subsidiary Borrower to, create, incur, assume or permit to exist any Lien on (i) any property or asset now owned or hereafter acquired by it or (ii) any Equity Interests of any of the Company’s Designated Subsidiaries, except in each case:

Credit Agreement

(a)            Liens on any property or assets of (i) the Company existing on the Closing Date or (ii) any Subsidiary Borrower existing on the date any Subsidiary first becomes a Subsidiary Borrower, and, if any Subsidiary ceases to be a Subsidiary Borrower and is subsequently redesignated as a Subsidiary Borrower, Liens on any property or assets of such Subsidiary Borrower as of the date of such redesignation;

(b)            Liens on any property or assets of any Person existing at the time such Person is merged or consolidated with or into the Company or any Subsidiary Borrower, and not created in contemplation of such event;

(c)            any Lien existing on any property or assets prior to the acquisition thereof by the Company or any Subsidiary Borrower; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary Borrower (other than improvements, accessions, proceeds or distributions in respect of the acquired property or assets) and (iii) such Lien secures only those obligations that it secures on the date of such acquisition;

(d)            Liens on any property or assets acquired, constructed or improved by the Company or any Subsidiary Borrower; provided that (i) such Liens and the Indebtedness (including Capital Lease Obligations) secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such property or assets and (iii) such Liens shall not apply to any other property or assets of the Company or any Subsidiary Borrower (provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates));

(e)            Permitted Encumbrances;

(f)            judgment Liens securing judgments not constituting an Event of Default under Article VII;

(g)            Liens arising in connection with Swap Contracts not entered into for speculative purposes;

(h)            Liens on securities owned by the Company or any Subsidiary Borrower which are pledged to any Federal Home Loan Bank or other government sponsored entity to secure advances and extensions of credit made to the Company or any Subsidiary Borrower in the ordinary course of business by any Federal Home Loan Bank or by any other government sponsored entity in connection with programs that are generally available to similarly situated companies in the insurance or financial services industry;

(i)            Liens arising out of deposits of cash or securities into collateral trusts or reinsurance trusts with ceding companies, insurance regulators or as otherwise incurred in the ordinary course of business of the Company or any Subsidiary Borrower;

(j)            Liens on any real property and personal property relating thereto securing Limited Recourse Real Estate Indebtedness of any Subsidiary Borrower;

(k)            Liens not otherwise permitted by this Section arising in the ordinary course of the business of the Company or any Subsidiary Borrower that do not secure any Indebtedness;

Credit Agreement

(l)            Liens arising out of Securities Transactions entered into in the ordinary course of business;

(m)            Liens on, or sales or transfers of, securitized assets (including notes, bonds and other securities or accounts receivable) in connection with securitizations of such assets; provided that no such Lien shall extend to or cover any property or assets other than the assets subject to such securitization (including the proceeds of the foregoing), related rights under the securitization documents and any other assets that are customarily pledged in connection with such securitization;

(n)            Liens securing obligations in respect of letters of credit issued on behalf of any Insurance Subsidiary for insurance regulatory or reinsurance purposes;

(o)            Liens securing obligations in connection with ordinary course operation of the affordable housing business of SAFG Retirement Services, Inc. and its subsidiaries;

(p)            Liens on the Equity Interests of direct subsidiaries of AGC Life Insurance Company;

(q)            Liens on intercompany Indebtedness of any Subsidiary Borrower owed to the Company or any other Subsidiary Borrower;

(r)            Liens incurred pursuant to the Loan Documents;

(s)            Liens securing Operating Indebtedness;

(t)            Liens on any assets as security required by applicable Law as a condition to the transaction of any business;

(u)            Liens securing Indebtedness not otherwise permitted by this Section; provided that the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed the greater of (i) $6,000,000,000 and (ii) 5% of Consolidated Net Worth at any one time outstanding; and

(v)            any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be expanded to cover any additional Indebtedness or assets (other than a substitution of like assets and improvements, accessions, proceeds or distributions in respect of such assets) unless such additional Indebtedness or assets would have been permitted in connection with the original creation, incurrence or assumption of such Lien.

Section 6.02.     Fundamental Changes. The Company will not, nor will it cause or permit any Subsidiary Borrower to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of the Subsidiary Borrowers (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing:

(i)            any Subsidiary Borrower may merge with or into the Company; provided that the Company shall be the surviving entity;

(ii)           any Subsidiary Borrower may merge with or into any other Subsidiary; provided that such Subsidiary Borrower shall be the surviving entity; and

Credit Agreement

(iii)            any Subsidiary Borrower may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary Borrower.

For purposes of this Section 6.02, the Separation shall not be considered a disposition of substantially all assets of the Company or any Subsidiary Borrower. The Separation shall be disregarded for the purpose of determining whether any other transaction or series of transactions is a disposition of substantially all of the assets of the Company or any Subsidiary Borrower.

Section 6.03.          Lines of Business. The Company will not, nor will it cause or permit any of its Designated Subsidiaries to, engage to any material extent in any business other than the businesses of the type conducted by the Company and its Designated Subsidiaries on the date hereof and business activities reasonably related, incidental or complementary thereto (including any new insurance and reinsurance businesses by any Insurance Subsidiary).

Section 6.04.          [Reserved]

Section 6.05.          Financial Covenants.

(a)            Consolidated Net Worth. The Company will not permit Consolidated Net Worth, as of the last day of any fiscal quarter to be less than $35,500,000,000.

(b)            Consolidated Total Debt to Consolidated Total Capitalization. The Company will not permit Consolidated Total Debt as of the last day of any fiscal quarter to exceed 40% of Consolidated Total Capitalization as of the last day of such fiscal quarter.

Section 6.06.          Use of Proceeds in Compliance with Sanctions Laws. The Company will not request any Borrowing or Letter of Credit, and the Company shall not, and shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not, use or otherwise make available, directly or indirectly, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the funding, financing or facilitating of any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Article VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)            the Company or any Subsidiary Borrower shall fail to pay any principal of any Loan or any Unreimbursed Amount when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise;

(b)            the Company or any Subsidiary Borrower shall fail to pay any interest on any Loan or Unreimbursed Amount or any fee or any other amount (other than an amount referred to in clause (a) of this Article) due under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of the Company or any other Loan Party in or in connection with any Loan Document or any amendment or modification thereof, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made, deemed made or furnished;

Credit Agreement

(d)            (i) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.03 (solely with respect to the existence of the Company and the Subsidiary Borrowers) and 5.10 and in Article VI; (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or (b) and such failure shall continue unremedied for a period of five or more Business Days; or (iii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.07 and such failure shall continue unremedied for a period of five or more Business Days after notice thereof from the Administrative Agent to the Company (given at the request of any Lender);

(e)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article) and such failure shall continue unremedied for a period of 30 or more days after written notice thereof from the Administrative Agent to the Company;

(f)            (i) the Company or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than Indebtedness owed to the Company by any of its Subsidiaries), when and as the same shall become due and payable (beyond any applicable grace period expressly set forth in the governing documents or if the governing documents do not contain a grace period, two days after the Company or such Subsidiary is given written notice of such failure); or (ii) any event or condition occurs that results in any Material Indebtedness (other than Indebtedness owed to the Company by any of its Subsidiaries) becoming due prior to its scheduled maturity; provided that this subclause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Designated Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Designated Subsidiary or for a substantial part of the assets of the Company or any Designated Subsidiary, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)            the Company or any Designated Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Designated Subsidiary or for a substantial part of the assets of the Company or any Designated Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

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(i)            one or more judgments shall be rendered against the Company and/or its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment, and such judgment and/or judgments either is or are, as applicable, for (i) the payment of money in an aggregate amount in excess of $750,000,000 (or its equivalent in any other currency) or (ii) injunctive relief and would reasonably be expected to result in a Material Adverse Change;

(j)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Change;

(k)            the obligations of the Company with respect to Letters of Credit for which any Subsidiary is named as an applicant hereunder or, at any time a Subsidiary Borrower shall be party to this Agreement, the guarantee of the Company under Article X shall cease to be in full force and effect (other than in accordance with the terms hereof), or the Company shall deny in writing that it has any liability with respect to such Letters of Credit or under such guarantee; or

(l)            there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Company described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company and the Subsidiary Borrowers accrued hereunder, shall become due and payable immediately; and (iii) require that the Company Cash Collateralize its L/C Obligations (in an amount equal to the then Outstanding Amount thereof plus any accrued and unpaid interest thereon), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, anything contained herein to the contrary notwithstanding; and in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company and the Subsidiary Borrowers accrued hereunder, shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, anything contained herein to the contrary notwithstanding.

Credit Agreement

Article VIII

Administrative Agent

Section 8.01.          Appointment and Authority.

(a)            Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII (other than Sections 8.06 and 8.10) are solely for the benefit of the Administrative Agent, the Lenders and the Several L/C Agent, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)            The Several L/C Agent shall act on behalf of the Lenders with respect to the Letters of Credit and the documents associated therewith, and the Several L/C Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by the Several L/C Agent in connection with Letters of Credit issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VIII included the Several L/C Agent with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Several L/C Agent.

Section 8.02.          Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03.          Exculpatory Provisions. The Administrative Agent or the Joint Lead Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Joint Lead Arrangers, as applicable:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)            shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Joint Lead Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

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(d)            shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the Several L/C Agent; and

(e)            shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04.          Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Credit Agreement

Section 8.05.          Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06.          Resignation of Administrative Agent.

(a)            The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that such successor has a combined capital and surplus of at least $500,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.14(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

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(d)            Any resignation by Bank of America as Administrative Agent pursuant to this Section 8.06 shall also constitute its resignation as Several L/C Agent. If Bank of America resigns as the Several L/C Agent, it shall retain all the rights, powers, privileges and duties of the Several L/C Agent hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the Several L/C Agent and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans.  Upon the appointment by the Company of a successor Several L/C Agent hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Several L/C Agent, as applicable, (b) the retiring Several L/C Agent shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Several L/C Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 8.07.          Non-Reliance on the Administrative Agent, the Arranger and the Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor the Joint Lead Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or the Joint Lead Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Joint Lead Arrangers to any Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Joint Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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Section 8.08.          No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, the Syndication Agents or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Several L/C Agent hereunder.

Section 8.09.          Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09, 2.20 and 9.03) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10.          Guaranty Matters. Without limiting the provisions of Section 8.09, the Lenders irrevocably authorize the Administrative Agent to release the Company from its obligations with respect to any Subsidiary Borrower under Section 10.01 if such Subsidiary Borrower ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release the Company from any of its obligations under Section 10.01 pursuant to this Section 8.10.

Credit Agreement

Section 8.11.          Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.12.          Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

Credit Agreement

Article IX

MISCELLANEOUS

Section 9.01.          Notices.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to the applicable address or telecopier number for the applicable Person in Schedule 9.01. Notices pursuant to this paragraph (a) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopy shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)            Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02.          Waivers; Amendments.

(a)            No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

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(b)            Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i)            increase any Commitment of any Lender without the written consent of such Lender;

(ii)            reduce the principal amount of any Loan or any Unreimbursed Amount or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the applicable Borrower to pay interest at the Default Rate);

(iii)            postpone the scheduled date of payment of the principal amount of any Loan or any Unreimbursed Amount, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby;

(iv)            change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v)            change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(vi)            release the Company from its guarantee obligations under Article X or from its obligations with respect to Letters of Credit for which any Subsidiary is named as an applicant hereunder, without the written consent of each Lender;

and provided further that no such agreement shall (A) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or amend, modify or waive any provision of Section 2.18 without the prior written consent of the Administrative Agent or (B) amend, modify or otherwise affect the rights or duties of any other Agent hereunder without the prior written consent of such other Agent.

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that relates to Letters of Credit issued shall be effective unless the Required Lenders shall have concurred with such waiver or modification.

Credit Agreement

Section 9.03.          Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents and their respective Affiliates, and shall pay all reasonable fees and time charges and disbursements of one firm of outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Several L/C Agent in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Several L/C Agent (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Lenders and the Several L/C Agent) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof. This Section shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(b)            Indemnification by Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Several L/C Agent, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation, the reasonable and documented out-of-pocket fees, disbursements and other charges of a single primary counsel for the Indemnitees and, if reasonably necessary, a single local counsel in each relevant material jurisdiction, unless there exists a perceived or actual conflict of interest among Indemnitees (as reasonably determined by such Indemnitee), in which case such expenses shall include the reasonable and documented out-of-pocket fees and disbursements of one additional counsel in each relevant material jurisdiction and, if reasonably necessary, of one regulatory counsel, to each group of similarly affected Indemnitees) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any communication executed using an Electronic Signature, or in the form of an Electronic Record the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.14)), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Several L/C Agent to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any transfer, sale, delivery, surrender or endorsement of any draft, demand, certificate or other document presented under any Letter of Credit, (iv) any independent undertakings issued by the beneficiary of any Letter of Credit, (v) any unauthorized communication or instruction (whether oral, telephonic, written, telegraphic, facsimile or electronic) regarding any Letter of Credit or error in computer transmission, (vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated in respect of any Letter of Credit, (vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee or assignee of proceeds of any Letter of Credit, (viii) the fraud, forgery or illegal action of parties other than the Indemnitees with respect to any Letter of Credit, (ix) the enforcement of this Agreement or any rights or remedies under or in connection with any Letter of Credit Document, (x) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (xi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party, the Company or any of its Subsidiaries); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee or (y) result from a claim not involving an act or omission of the Company and that is brought by an Indemnitee against another Indemnitee (other than against the Arranger or the Administrative Agent in their capacities as such). Without limiting the provisions of Section 2.14(b), this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Credit Agreement

(c)            Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 9.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Several L/C Agent or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Several L/C Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate unused Commitments and Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Several L/C Agent in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Several L/C Agent in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.15(g).

(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Company shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against the Administrative Agent (or any sub-agent thereof), any Lender, the Several L/C Agent or any Related Party of any of the foregoing Persons (each a “Lender Related Party”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Lender Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Lender Related Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Lender Related Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)            Payments. All amounts due under this Section 9.03 shall be payable not later than ten Business Days after demand therefor.

(f)            Survival. The agreements in this Section 9.03 shall and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent and the Several L/C Agent the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Credit Agreement

Section 9.04.          Successors and Assigns.

(a)            Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Lenders and the Joint Lead Arrangers) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)            Assignments by Lenders. (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, its interests in Letters of Credit and the Loans at the time owing to it) with the prior written consent (each such consent not to be unreasonably withheld or delayed) of:

(A)            the Company; provided that no consent of the Company shall be required for an assignment to (I) a Lender, an Affiliate of a Lender or an Approved Fund or (II) if an Event of Default has occurred and is continuing, any other assignee; and provided, further, that the Company shall be deemed to have consented to any such assignment requiring its consent under this clause (A) unless it shall object thereto by written notice to the Administrative Agent within 15 Business Days after having received written notice thereof; and

(B)            the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)            Assignments shall be subject to the following conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment, the amount of such Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company (except if an Event of Default has occurred and is continuing) and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed);

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Laws, including Federal and state securities Laws; and

Credit Agreement

(E)            no such assignment shall be made to (I) the Company or any of the Company’s Affiliates or Subsidiaries, (II) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subclause (II), (III) a natural person or a corporation, limited liability company, trust or other entity owned, operated or established for the primary benefit of a natural person and/or family members or relatives of such person or (IV) any Person which is a Non-NAIC Approved Bank (unless such Non-NAIC Approved Bank shall have in effect a Confirming Bank Agreement or Limited Fronting Lender Agreement, in each case, with a Person or Lender, as applicable, which is a NAIC Approved Bank).

(iii)            Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)            Maintenance of Register by Administrative Agent. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Loan Parties, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, the principal amount (and stated interest) of the Loans owing to and the Letters of Credit issued by, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Loan Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)            Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(e), 2.20(c) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

Credit Agreement

(c)            Participations. Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans owing to it and its interests in Letters of Credit); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender); (B) agrees to be subject to the provisions of Sections 2.15 and 2.16 as if it were an assignee under paragraph (b) of this Section; and (C) shall not be entitled to receive any greater payment under Section 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Letters of Credit or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, promissory note, Letter of Credit or other obligations under any Loan Document) except if additional payments under Sections 2.12 and 2.14 are requested with respect to such Participant and except to the extent that such disclosure is necessary to establish that such Commitment, Loan, promissory note, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to the extent required to establish an exemption or withholding under FATCA. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

Credit Agreement

Section 9.05.           Survival. All representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, the making by the Lenders of any Loans and the issuance, amendment or extension of any Letters of Credit, regardless of any investigation made by or on behalf of any Lender and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Unreimbursed Amount or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments and Letters of Credit have not expired or been terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, any assignment of rights by, or replacement of, a Lender, the expiration or termination of the Commitments and the Letters of Credit, the repayment, satisfaction or discharge of all Obligations under the Loan Documents, the invalidity or unenforceability of any term or provision of any Loan Document or any investigation made by or on behalf of any Lender.

Section 9.06.           Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in this Agreement shall be deemed to be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07.           Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.08.           Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Credit Agreement

Section 9.09.           Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates are authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender and its Affiliates to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party hereunder and under the other Loan Documents, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.10.           Governing Law; Jurisdiction; Consent to Service of Process.

(a)            Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)            Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(c)            Waiver of Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Credit Agreement

Section 9.11.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12.           Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.           Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the NAIC), (c) to the extent required by any applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement in writing containing provisions substantially the same as those of this paragraph, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this paragraph or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. In the event that the Administrative Agent or any Lender becomes legally compelled to disclose any confidential Information pursuant to clause (c) of this Section, the Administrative Agent or such Lender shall, to the extent permitted by Law, give prompt written notice of that fact to the Company prior to the disclosure, and in the event that the Company shall advise the Administrative Agent or such Lender that it will seek an appropriate remedy to prevent or limit such disclosure, the Administrative Agent or such Lender, as applicable, shall cooperate reasonably (at the expense of the Company) with the Company in seeking such remedy. For the purposes of this Section, “Information” means all information received from the Company relating to the Company, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of written information received from the Company after the date hereof, such information is clearly identified at or prior to the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Credit Agreement

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.14.           USA PATRIOT Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with said Act.

Section 9.15.           No Advisory or Fiduciary Relationships. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Joint Lead Arrangers are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Joint Lead Arrangers, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Lenders and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent, the Lenders and the Joint Lead Arrangers has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Administrative Agent, the Lenders and Joint Lead Arrangers has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by Law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.16.           [Reserved].

Credit Agreement

Section 9.17.           Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Participating L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.18.           Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under Applicable Law).

Section 9.19.           Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Credit Agreement

Article X

GUARANTEE

Section 10.01.           Guarantee. The Company hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of each Subsidiary Borrower strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Company hereby further agrees that if any Subsidiary Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations of such Subsidiary Borrower, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 10.02.           Obligations Unconditional. The obligations of the Company under Section 10.01 are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Subsidiary Borrowers under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any Law of any jurisdiction or any other event affecting any term of any Guaranteed Obligation or any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder, which shall remain absolute and unconditional as described above:

(i)             at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)            any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted; or

(iii)            the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Subsidiary Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Credit Agreement

Section 10.03.           Reinstatement. The obligations of the Company under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

Section 10.04.           Subrogation. The Company hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 10.01, whether by subrogation or otherwise, against any Subsidiary Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 10.05.           Remedies. The Company agrees that, as between the Company and the Lenders, the obligations of any Subsidiary Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Subsidiary Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Subsidiary Borrower) shall forthwith become due and payable by the Company for purposes of Section 10.01.

Section 10.06.           Continuing Guarantee. The guarantee in this Article is a continuing guarantee and is a guaranty of payment and not merely of collection, and shall apply to all Guaranteed Obligations whenever arising.

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/ Justin Caulfield
	Name:	Justin Caulfield
	Title:	Treasurer

U.S. Federal Tax Identification No.: 13-2592361

[Signature Page to Credit Agreement]

SUBSIDIARY BORROWERS

NONE AS OF THE DATE HEREOF

[Signature Page to Credit Agreement]

LENDERS

BANK OF AMERICA, N.A. individually and as Administrative Agent and Several L/C Agent

By	/s/ Christopher Choi
Name: Christopher Choi
Title: Director

[Signature Page to Credit Agreement]

CITIBANK, N.A.,

By	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By	/s/ Sarah Tarantino
	Name:	Sarah Tarantino
	Title:	Vice President

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC

By	/s/ Evan Moriarty
	Name:	Evan Moriarty
	Title:	Vice President

[Signature Page to Credit Agreement]

BNP PARIBAS

By	/s/ Joseph Malley
	Name:	Joseph Malley
	Title:	Managing Director

By	/s/ Patrick Cunnane
	Name:	Patrick Cunnane
	Title:	Vice President

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

By	/s/ Annie Chung
	Name:	Annie Chung
	Title:	Director

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA

By	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION

By	/s/ Mrudul Kotia
	Name:	Mrudul Kotia
	Title:	Vice President, Financial Institutions Group

[Signature Page to Credit Agreement]

MIZUHO BANK, LTD.

By	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to Credit Agreement]

MORGAN STANLEY BANK, N.A.

By	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION

By	/s/ Hugh M. McCrea III
	Name:	Hugh M. McCrea III
	Title:	Vice President

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA

By	/s/ Tim Stephens
	Name:	Tim Stephens
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ Shane Klein
	Name:	Shane Klein
	Title:	Managing Director

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Andre Liu
	Name:	Andre Liu
	Title:	Vice President

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Jason Hafener
	Name:	Jason Hafener
	Title:	Managing Director

[Signature Page to Credit Agreement]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By	/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Executive Director

[Signature Page to Credit Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY

By	/s/ Brooks W. Thropp
	Name:	Brooks W. Thropp
	Title:	Administrative Vice President

[Signature Page to Credit Agreement]

NATIONAL AUSTRALIA BANK LIMITED

By	/s/ Helen Hsu
	Name:	Helen Hsu
	Title:	Director

[Signature Page to Credit Agreement]

NATIXIS, NEW YORK BRANCH

By	/s/ Kelley T. Hebert
	Name:	Kelley T. Hebert
	Title:	Managing Director

By	/s/ Sou Diouf
	Name:	Sou Diouf
	Title:	Vice President

[Signature Page to Credit Agreement]

SOCIETE GENERALE

By	/s/ Arun Bansal
	Name:	Arun Bansal
	Title:	Managing Director

[Signature Page to Credit Agreement]

STANDARD CHARTERED BANK

By	/s/ Kristopher Tracy
	Name:	Kristopher Tracy
	Title:	Director, Financing Solutions

[Signature Page to Credit Agreement]

THE BANK OF NEW YORK MELLON

By	/s/ Kenneth P. Sneider, Jr.
	Name:	Kenneth P. Sneider, Jr.
	Title:	Director

[Signature Page to Credit Agreement]

THE BANK OF NOVA SCOTIA

By	/s/ Marilena Devcic
	Name:	Marilena Devcic
	Title:	Director

[Signature Page to Credit Agreement]

UNICREDIT BANK AG

By	/s/ Sam Opitz
	Name:	Sam Opitz
	Title:	Director

By	/s/ Aleksander Borowicz
	Name:	Aleksander Borowicz
	Title:	Director

[Signature Page to Credit Agreement]

SCHEDULE 2.01

Commitments

Name of Lender	Commitment ($)
BANK OF AMERICA, N.A.	$255,000,000
CITIBANK, N.A.	$255,000,000
JPMORGAN CHASE BANK, N.A.	$255,000,000
BARCLAYS BANK PLC	$225,000,000
BNP PARIBAS	$225,000,000
DEUTSCHE BANK AG NEW YORK BRANCH	$225,000,000
GOLDMAN SACHS BANK USA	$225,000,000
HSBC BANK USA, NATIONAL ASSOCIATION	$225,000,000
MIZUHO BANK, LTD.	$225,000,000
MORGAN STANLEY BANK, N.A.	$225,000,000
PNC BANK, NATIONAL ASSOCIATION	$225,000,000
ROYAL BANK OF CANADA	$225,000,000
SUMITOMO MITSUI BANKING CORPORATION	$225,000,000
U.S. BANK NATIONAL ASSOCIATION	$225,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$225,000,000
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	$115,000,000
MANUFACTURERS & TRADERS TRUST COMPANY	$115,000,000
NATIONAL AUSTRALIA BANK LIMITED	$115,000,000
NATIXIS, NEW YORK BRANCH	$115,000,000
SOCIETE GENERALE	$115,000,000
STANDARD CHARTERED BANK	$115,000,000
THE BANK OF NEW YORK MELLON	$115,000,000
THE BANK OF NOVA SCOTIA	$115,000,000
UNICREDIT BANK AG	$115,000,000

TOTAL	$4,500,000,000

Schedule 2.01 to Credit Agreement

SCHEDULE 9.01

Notice Information

I. Company:

American International Group, Inc.

1271 Avenue of the Americas, Floor 11
New York, New York 10022-1304

Attention: Justin Caulfield, Treasurer

Fax No.: 888-223-2971

Telephone No.: 212-770-2867

with a copy to: Jeffrey Lanning

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Ari Blaut

Fax No.: 212-291-9219

Telephone No.: 212-558-1656

II. Administrative Agent:

For payments and requests for borrowing in USD:

Bank of America, N.A.

2380 Performance Dr, Building C

Mail Code: TX2-984-03-23

Richardson, Texas 75082

Attention: Angie Hidalgo

Fax No.: 214-416-0555

Telephone No.: 469-201-9956

Email: angie.hidalgo@bofa.com

For payments and requests for borrowing in an Alternative Currency:

EMEA Lending Services

26 Elmfield Road, Bromley, Kent. BR1 1LR

Telephone No.: +44 208 313 2411 / +44 208 313 2735 / +44 208 313 2507

Fax No.: +44 208 313 2149

Email: Emea.7115loansagency@bankofamerica.com

Copy to:

Bank of America, N.A.

2380 Performance Dr, Building C

Mail Code: TX2-984-03-23

Richardson, Texas 75082

Attention: Angie Hidalgo

Fax No.: 214-416-0555

Telephone No.: 469-201-9956

Email: angie.hidalgo@bofa.com

Schedule 9.01 to Credit Agreement

Other notices as Administrative Agent:

Bank of America, N.A.

222 Broadway, 14th Floor

Agency Management Group

Mail Code: NY3-222-14-03

New York, New York 10038

Attention: Don B. Pinzon

Fax No.: 212-901-7843

Telephone No.: 646-556-3280

Email: don.b.pinzon@bofa.com

Schedule 9.01 to Credit Agreement

III.  Several L/C Agent:

For Letters of Credit denominated in USD:

Bank of America, N.A.

2380 Performance Dr, Building C

Mail Code: TX2-984-03-23

Richardson, Texas 75082

Attention: Angie Hidalgo

Fax No.: 214-416-0555

Telephone No.: 469-201-9956

Email: angie.hidalgo@bofa.com

For Letters of Credit denominated in an Alternative Currency:

EMEA Lending Services

26 Elmfield Road, Bromley, Kent. BR1 1LR

Telephone No.: +44 208 313 2411 / +44 208 313 2735 / +44 208 313 2507

Fax No.: +44 208 313 2149

Email: Emea.7115loansagency@bankofamerica.com

Copy to:

Bank of America, N.A.

2380 Performance Dr, Building C

Mail Code: TX2-984-03-23

Richardson, Texas 75082

Attention: Angie Hidalgo

Fax No.: 214-416-0555

Telephone No.: 469-201-9956

Email: angie.hidalgo@bofa.com

Other notices as Several L/C Agent:

Bank of America, N.A.

222 Broadway, 14th Floor

Agency Management Group

Mail Code: NY3-222-14-03

New York, New York 10038

Attention: Don B. Pinzon

Fax No.: 212-901-7843

Telephone No.: 646-556-3280

Email: don.b.pinzon@bofa.com

IV. Lenders

Initially, as provided in the relevant Lender’s Administrative Questionnaire

Schedule 9.01 to Credit Agreement

EXHIBIT A

[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities5) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	______________________________

______________________________

[Assignor [is] [is not] a Defaulting Lender

1             For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2             For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3             Select as appropriate.

4             Include bracketed language if there are either multiple Assignors or multiple Assignees.

5             Include all applicable subfacilities.

Assignment and Assumption

2.	Assignee[s]:	______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):	American International Group, Inc. and (if applicable) certain subsidiaries thereof

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The $4,500,000,000 Credit Agreement dated as of November 19, 2021 among American International Group, Inc., the Subsidiary Borrowers party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent and Several L/C Agent.

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment for all Lenders[9]	Amount of Commitment Assigned	Percentage Assigned of Commitment[10]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date: __________________][11]

Effective Date: _________, 202_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

6               List each Assignor, as appropriate.

7               List each Assignee and, if available, its market entity identifier, as appropriate.

8               Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.

9              Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10             Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

11             To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][12
[NAME OF ASSIGNOR]

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

[NAME OF ASSIGNOR]

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

ASSIGNEE[S][13]
[NAME OF ASSIGNEE]

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

[NAME OF ASSIGNEE]

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

[Consented to and]14 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

[Consented to:]15

AMERICAN INTERNATIONAL GROUP, INC.

By
Title:

12             Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

13             Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

14             To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

15             To be added only if the consent of the Company is required by the terms of the Credit Agreement.

Assignment and Assumption

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1            Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents [or any collateral thereunder], (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.            Assignee.

(1)            [The][Each] Assignee represents and warrants that:

(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement;

(ii) it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b) of the Credit Agreement), including the requirement that it be a NAIC Approved Bank or have in effect a Confirming Bank Agreement or Limited Fronting Lender Agreement, in each case with a Person or Lender, as applicable, which is a NAIC Approved Bank;

(iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder;

(iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type;

(v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and

Assignment and Assumption

(vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest.

(2)            [The][Each] Assignee agrees that:

(i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and

(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.;

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Assignment and Assumption

EXHIBIT B-1

[FORM OF SUBSIDIARY BORROWER DESIGNATION]

SUBSIDIARY BORROWER DESIGNATION

[DATE]

To Bank of America, N.A.,

as Administrative Agent

[Address]

Attention:

Re: Subsidiary Borrower Designation

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 19, 2021 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) and Several L/C Agent. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Company hereby designates [_____] (the “Designated Subsidiary”), a wholly-owned Domestic Subsidiary of the Company and a [corporation/limited liability company] duly organized under the laws of State of [____], as a Subsidiary Borrower in accordance with Section 2.19(a) of the Credit Agreement until such designation is terminated in accordance with Section 2.19(c) thereof.

The Designated Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this Subsidiary Borrower Designation, it shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower.

The Company hereby confirms and agrees that, after giving effect to this Subsidiary Borrower Designation, the Guarantee of the Company contained in Article X of the Credit Agreement shall apply to all of the obligations of the Designated Subsidiary under the Credit Agreement.

The Designated Subsidiary hereby represents and warrants:

1.            Each of the representations and warranties set forth in Section 3.14 of the Credit Agreement is true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date), in each case as it relates to the Designated Subsidiary and its subsidiaries;

2.            The Designated Subsidiary’s addresses for notices, other communications and service of process provided for in the Credit Agreement shall be given in the manner, and with the effect, specified in Section 9.01 of the Credit Agreement to it at its “Address for Notices” specified on the signature pages below; and

Subsidiary Borrower Designation

3.            The Designated Subsidiary shall deliver to the Administrative Agent the documents and certificates set forth in, or required by, Section 2.19(b) of the Credit Agreement.

The designation of the Designated Subsidiary as a Subsidiary Borrower under the Credit Agreement shall become effective as of the date (the “Designation Effective Date”) on which the Administrative Agent accepts this Subsidiary Borrower Designation as provided on the signature pages below. As of the Designation Effective Date, the Designated Subsidiary shall be entitled to the rights, and subject to the obligations, of a Subsidiary Borrower. Except as expressly herein provided, the Credit Agreement shall remain unchanged and in full force and effect.

The Designated Subsidiary hereby agrees that this Subsidiary Borrower Designation, the Credit Agreement and the promissory notes (if any) executed and delivered by the Designated Subsidiary pursuant to the Credit Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Designated Subsidiary hereby submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, in each case sitting in New York County, and any appellate court from any thereof, for the purposes of all legal proceedings arising out of or relating to this Subsidiary Borrower Designation, the Credit Agreement or the transactions contemplated thereby. THE DESIGNATED SUBSIDIARY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY BORROWER DESIGNATION, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

This Subsidiary Borrower Designation may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

Subsidiary Borrower Designation

IN WITNESS WHEREOF, the Company and the Designated Subsidiary have caused this Subsidiary Borrower Designation to be duly executed and delivered as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By:
Name:
Title:

DESIGNATED SUBSIDIARY

[NAME OF SUBSIDIARY],
a _____ [corporation/limited liability company]

By:
Name:
Title:

Address for Notices

Attention:
Fax No:
Telephone No.:

With a copy to:
American International Group, Inc.
[_____________]
[_____________]
Attention: [_____________]
Fax No.: [_____________]
Telephone No.: [_____________]

Subsidiary Borrower Designation

ACCEPTED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Subsidiary Borrower Designation

EXHIBIT B-2

[FORM OF SUBSIDIARY BORROWER TERMINATION NOTICE]

SUBSIDIARY BORROWER TERMINATION NOTICE

[________], [_]

To: Bank of America, N.A.,

as Administrative Agent

[Address]

Attention: [______]

Re: Subsidiary Borrower Termination Notice

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 19, 2021 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the Lenders party thereto and Bank of America, N.A. as the Administrative Agent and Several L/C Agent. Terms used herein having the meanings assigned to them in the Credit Agreement.

The Company hereby gives notice pursuant to Section 2.19(c) of the Credit Agreement that, effective as of the date hereof, [_______] (the “Subsidiary Borrower”) is terminated as a Subsidiary Borrower under the Credit Agreement and all commitments by the Lenders to make Loans to the Subsidiary Borrower under the Credit Agreement are hereby terminated.

Pursuant to Section 2.19(c) of the Credit Agreement, the Company hereby certifies that there are no outstanding Loans made to the Subsidiary Borrower, any unpaid interest thereon or any other amounts owing by the Subsidiary Borrower under the Credit Agreement and the other Loan Documents.

All obligations of the Subsidiary Borrower arising in respect of any period in which the Subsidiary Borrower was, or on account of any action or inaction taken by the Subsidiary Borrower as, a Subsidiary Borrower under the Credit Agreement (and the guarantee of the Company of such obligations pursuant to Article X of the Credit Agreement) shall survive the termination effected by this notice.

AMERICAN INTERNATIONAL GROUP, INC.

By
Name:
Title:

Subsidiary Borrower Termination Notice

EXHIBIT C

[Form of Promissory Note]

PROMISSORY NOTE

[$][€][£][¥][_________]	[________], [_]

New York, New York

FOR VALUE RECEIVED, [NAME OF BORROWER], a [_______] [corporation/limited liability company] (the “Borrower”), hereby promises to pay to [NAME OF LENDER] (the “Lender”), at such of the offices of Bank of America, N.A. as shall be notified to the Borrower from time to time, the principal sum of [$][€][£][¥] [________] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of [the United States of America][ the Participating Member States][the United Kingdom][Japan] and in Same Day Funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender to the Borrower.

This Note evidences Loans made by the Lender to the Borrower under the Credit Agreement dated as of November 19, 2021 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among the Company, the Subsidiary Borrowers party thereto, the lenders party thereto (including the Lender) and Bank of America, N.A., as Administrative Agent and Several L/C Agent. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

[NAME OF BORROWER]

By
Name:
Title:

Promissory Note

SCHEDULE OF LOANS

This Note evidences Loans made, continued or converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Date	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period (if any)	Amount Paid, Prepaid, Continued or Converted	Notation Made by

Promissory Note

EXHIBIT D

FORMs OF U.S. TAX CERTIFICATES

[See Attached Forms]

U.S. Tax Certificate

Exhibit D-1

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 19, 2021 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) and Several L/C Agent thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) and interests in Letters of Credit in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________, 202_

U.S. Tax Certificate

Exhibit D-2

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 19, 2021 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) and Several L/C Agent thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) and interests in Letters of Credit in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) and interests in Letters of Credit, (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN or W-8BEN-N (as applicable) from each of its partners/members claiming the portfolio interest exemption and exemption from FATCA withholding. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________, 202_

U.S. Tax Certificate

Exhibit D-3

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 19, 2021 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) and Several L/C Agent thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _______, 202_

U.S. Tax Certificate

Exhibit D-4

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 19, 2021 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) and Several L/C Agent thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) from each of its partners/members claiming the portfolio interest exemption and exemption from FATCA withholding. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _______, 202_

U.S. Tax Certificate